PORTFOLIO SALE AND ASSIGNMENT
                                       AND
                     TRANSITION SERVICE AND DEFAULT SERVICE
                                SUPPLY AGREEMENT
                                  BY AND AMONG
                 UNITIL POWER CORP., UNITIL ENERGY SYSTEMS, INC.
                                       AND
                      MIRANT AMERICAS ENERGY MARKETING, LP




                                FEBRUARY 25, 2003


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1:   DEFINITIONS.......................................................2

ARTICLE 2:   SALE OF PORTFOLIO.................................................2

ARTICLE 3:   TRANSITION AND DEFAULT SERVICE SUPPLY.............................2

ARTICLE 4:   CONDITIONS........................................................2

ARTICLE 5:   EFFECTIVE DATE AND TERM...........................................5

ARTICLE 6:   REPRESENTATIONS AND WARRANTIES....................................6

ARTICLE 7:   SECURITY..........................................................8

ARTICLE 8:   EVENTS OF DEFAULT.................................................9

ARTICLE 9:   INDEMNIFICATION..................................................12

ARTICLE 10:  DISPUTE RESOLUTION: ARBITRATION..................................14

ARTICLE 11:  MISCELLANEOUS....................................................16


Exhibit A    Portfolio Sale and Assignment

Exhibit B    Transition and Default Service Supply

Exhibit C    Definitions

Exhibit D    Guaranty

Exhibit E    Governmental Approvals

Exhibit F    Exceptions to UPC Representations

Exhibit G    Power Supply Agreements

Exhibit H    Form of Mirant Legal Opinion

Exhibit I    Form of UPC and UES Legal Opinion

            PORTFOLIO SALE AND ASSIGNMENT AND TRANSITION SERVICE AND
                        DEFAULT SERVICE SUPPLY AGREEMENT


     This PORTFOLIO SALE AND ASSIGNMENT AND TRANSITION SERVICE AND DEFAULT SERVICE SUPPLY AGREEMENT (this "Agreement") is entered into as of the 25th day of February, 2003, by and among UNITIL POWER CORP., a New Hampshire corporation ("UPC"), UNITIL ENERGY SYSTEMS, INC., a New Hampshire corporation ("UES") and MIRANT AMERICAS ENERGY MARKETING, LP, a Delaware limited partnership ("Mirant"). UPC, UES and Mirant are also referred to individually as a "Party" or collectively as the "Parties".

     WHEREAS, UPC is a party to certain power supply agreements, pursuant to which UPC has an entitlement to approximately 118 MW of capacity and associated energy (the "Portfolio"); and

     WHEREAS, UES is seeking wholesale power supplies for its Transition Service and Default Service obligations to its Large Customer Group and Small Customer Group (as such capitalized terms are defined herein) and to that end has solicited requests for proposal for the provision by third parties of such power supplies; and

     WHEREAS, UES and UPC are wholly-owned subsidiaries of Unitil Corporation, a New Hampshire corporation; and

     WHEREAS, UPC and UES are parties to a System Agreement dated as of October 1, 1986 (the "System Agreement") pursuant to which UPC currently acts as wholesale power supplier to UES; and

     WHEREAS, UPC and UES have proposed to amend and restate the System Agreement in connection with the restructuring of UES's New Hampshire retail electric operations, in accordance with orders and approvals of the NHPUC (as defined herein), as a result of which UPC will cease to act as the wholesale supplier to UES; and

     WHEREAS, in connection with the amendment and restatement of the System Agreement, UPC desires to divest itself of its Portfolio and to that end has conducted an auction of such Portfolio; and

     WHEREAS, the solicitation of requests for proposal by UES and the auction of the Portfolio by UPC have been conducted simultaneously; and

     WHEREAS, Mirant wishes to acquire the Portfolio and UPC wishes to the maximum extent possible to assign the Portfolio to Mirant, and to the extent any power supply agreement comprising part of the Portfolio is not assignable to Mirant, UPC wishes to sell its entitlement to capacity and associated energy thereunder and authorize Mirant to administer such power supply agreement on the terms and conditions set forth herein; and

     WHEREAS, Mirant wishes to supply Transition Service Power and Default Service Power to UES to enable UES to meet the needs of its Small Customer Group and Large Customer Group retail distribution service customers who are taking Transition Service and Default Service, and UES desires to acquire such supply from Mirant, on the terms and conditions set forth herein; and

     WHEREAS, the Parties agree and acknowledge that the sale of the Portfolio by UPC to Mirant and the supply of Transition Service Power and Default Service Power for the Large Customer Group and Small Customer Group by Mirant to UES are transactions that are mutually dependant upon one another, so that the failure of a condition precedent to the consummation of any one such transaction, or the early termination of any one such transaction due to a default by a Party of its obligations hereunder with respect thereto, shall cause the failure of a condition with respect to, or a termination of, as the case may be, all such other transactions.

     NOW, THEREFORE, for and in consideration of the foregoing, the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     All capitalized terms used and not otherwise defined in the body of this Agreement or in the body of Exhibits A and B hereto, shall have the meanings given such terms in Exhibit C hereto.

                                   ARTICLE 2
                                SALE OF PORTFOLIO

     UPC hereby agrees to sell and assign to Mirant, and Mirant agrees to purchase and take assignment from UPC of, the Assigned Agreements and Entitlements, on the terms and conditions set forth in Exhibit A hereto.

                                   ARTICLE 3
                      TRANSITION AND DEFAULT SERVICE SUPPLY

     Mirant hereby agrees to sell and deliver to UES, and UES hereby agrees to buy and receive from Mirant, the Transition Service Power and Default Service Power provided for in, and on the terms and conditions set forth in Exhibit B hereto.

                                   ARTICLE 4
                                   CONDITIONS

Section 4.1.  Conditions to Obligations of UPC and UES.

     The obligations of UPC and UES under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions on or before the Effective

Date, any one or more of which may be waived only in writing, in whole or in part, by UPC and UES:

     (a) Representations, Warranties and Covenants True at the Effective Date.
(i) All representations and warranties of Mirant contained in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Effective Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties specifically pertain to an earlier date), except (A) for changes contemplated by this Agreement and (B) where the failure to be true and correct will not have a material adverse effect on UPC's or UES's rights under this Agreement; (ii) Mirant shall have performed and complied with, in all material respects, its obligations that are to be performed or complied with by it hereunder prior to or on the Effective Date; and (iii) Mirant shall have delivered a certificate signed by one of its duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

     (b) Guaranty. Mirant shall have delivered the Guaranty executed and delivered by the Guarantor.

     (c) Governmental Approvals. All the approvals and authorizations set forth in Exhibit E hereto shall have been received on or before April 14, 2003 in a form reasonably acceptable to UES and UPC, and shall on the Effective Date no longer be subject to rehearing, reconsideration or appeal (or all parties that have the right to bring an appeal shall have waived appeal rights). In particular, the approval of the NHPUC shall contain language substantially to the effect that the costs incurred under this Agreement, including, but not limited to, the Entitlement Payments, will be fully recoverable by UES in its retail rates.

     (d) Legal Opinions. UPC and UES shall have received from counsel to Mirant its opinion, dated the Effective Date, covering the matters set forth in Exhibit H hereto and otherwise in form and substance reasonably satisfactory to UPC and UES.

     (e) No Material Adverse Change. No material adverse change in the business, properties, financial condition, results of operations or prospects of Mirant or the Guarantor shall have occurred and be continuing, or with the passage of time, the giving of notice or both, shall be reasonably likely to occur.

     (f) Absence of Litigation. No claims, actions, suits, grievances, arbitrations or proceedings shall be pending or threatened against any Party with respect to the transactions contemplated hereunder.

Section 4.2.  Conditions to Obligations of Mirant.

     The obligations of Mirant under this Agreement are subject to the fulfillment and satisfaction, on or before the Effective Date, of each of the following conditions, any one or more of which may be waived only in writing, in whole or in part, by Mirant:

     (a) Representations, Warranties and Covenants True at the Effective Date.
(i) All representations and warranties of UPC and UES contained in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties specifically pertain to an earlier date), except (A) for changes contemplated by this Agreement and (B) where the failure to be true and correct will not have a material adverse effect on Mirant's rights under this Agreement;
(ii) UPC and UES shall each have performed and complied with, in all material respects, their respective obligations that are to be performed or complied with by them hereunder prior to or on the Effective Date; and (iii) each of UPC and UES shall deliver a certificate signed by one of their duly authorized officers certifying as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

     (b) Governmental Approvals. All the approvals and authorizations set forth in Exhibit E hereto shall have been received on or before April 14, 2003 in a form reasonably acceptable to Mirant, and such approvals and authorizations shall on the Effective Date no longer be subject to rehearing, reconsideration or appeal (or all parties that have the right to bring an appeal have waived appeal rights). In particular, the approval of the NHPUC shall contain language substantially to the effect that the costs incurred under this Agreement, including, but not limited to, the Entitlement Payments, will be fully recoverable by UES in its retail rates.

     (c) Legal Opinions. Mirant shall have received from counsel to UPC and UES its opinion, dated the Effective Date, covering the matters set forth in Exhibit I hereto and otherwise in form and substance reasonably satisfactory to Mirant.

     (d) No Material Adverse Change. No material adverse change in the business, properties, financial condition, results of operations or prospects of UPC or UES shall have occurred and be continuing, or with the passage of time, the giving of notice or both, shall be reasonably likely to occur.

     (e) Absence of Litigation. No claims, actions, suits, grievances, arbitrations or proceedings shall be pending or threatened against any Party with respect to (i) this Agreement or (ii) any of the Power Supply Agreements, or the transactions contemplated thereunder, which might have a material adverse effect on the benefits to be realized by Mirant hereunder.

Section 4.3.  Coordination.

     UPC, UES and Mirant shall cooperate with each other and use all commercially reasonable efforts to (a) promptly prepare and file all necessary documentation, (b) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, and (c) obtain all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement (including the respective governmental approvals required by the Parties).

     Each Party shall keep the other Parties reasonably apprised of the status of the conditions precedent to the occurrence of the Effective Date applicable to it. The Parties shall reasonably coordinate so that subject to the satisfaction of other prior conditions, the certificates, opinions and security to be delivered by a Party hereunder in connection with the Effective Date have been provided by the Effective Date.

                                   ARTICLE 5
                             EFFECTIVE DATE AND TERM

Section 5.1.  Effective Date.

     The obligations of the Parties under this Agreement (other than the obligations of the Parties under Sections 4.1, 4.2, 4.3, 5.3 and 11.4 hereof) shall not become effective until the Effective Date shall have occurred.

Section 5.2.  Term; Termination for Failure to Satisfy Conditions Precedent.

     (a) This Agreement shall continue in effect, unless sooner terminated in accordance with the provisions of this Agreement, until the later of (a) the termination of the last to terminate of the Unassigned Agreements or the release of UPC from its obligations thereunder, and (b) the satisfaction in full of the obligation of UPC to pay the Entitlement Payment(s) due in accordance with the terms of this Agreement, and (c) the satisfaction in full of the obligations of Mirant to sell and deliver, and of UES to buy and receive, the Transition Service Power and Default Service Power provided for in, and on the terms and conditions set forth in Exhibit B hereto.

     (b) If the conditions precedent to UES's, UPC's and Mirant's obligations hereunder set forth in Article 4 hereof have not been satisfied or waived on or prior to the Effective Date, then at any time thereafter either Party may terminate this Agreement on written notice of termination to the other Parties, without any liability or obligation of any Party to the others as a result of such termination, unless prior to the delivery of any such written notice of termination the condition or conditions precedent which had not been satisfied are satisfied.

Section 5.3.  Notice.

     Each Party shall notify the other Parties promptly if any information comes to its attention prior to the Effective Date that it believes might excuse such Party from the performance of its obligations under this Agreement or would or might cause any condition set forth in Article 4 not to be satisfied.


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

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

Section 6.1.  General Representations and Warranties.

     Each Party hereby represents and warrants to the other that:

     (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business in all jurisdictions where such qualification is required.

     (b) It has full power and authority to enter this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or limited partnership action and do not and will not contravene its organizational documents or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or declare a default under, any agreement or instrument to which it is a party or by which it is bound. The execution, delivery and performance by it of this Agreement will not result in any violation by it of any law, rule or regulation applicable to it. It is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other governmental entity which may restrict or interfere with the performance of this Agreement by it or may materially and adversely affect the business, property, financial condition, results of operations or prospects of such Party. This Agreement is its valid and binding obligation, enforceable against it in accordance with its terms, except as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) Except as set forth in Exhibit E hereto, no consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental agency or authority or other person is required for the execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby. No consent or waiver of any party to any contract to which such Party is a party or by which it is bound is required for the execution, delivery and performance by such Party of this Agreement which has not been duly obtained.

     (d) There is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of such Party, threatened against or affecting such Party at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality which prohibits or impairs its ability to execute and deliver this Agreement or to consummate any of the transactions contemplated hereby. Such Party has not received written notice of and otherwise is not aware of any such pending or threatened investigation, inquiry or review by any governmental entity.

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

Section 6.2  Representations of UPC.

     (a) UPC hereby represents and warrants to Mirant that:

          (i) Each of the Power Supply Agreements constitutes a valid and binding obligation of UPC and, to UPC's knowledge, constitutes a valid and binding obligation of the Suppliers thereto, and is in full force and effect.

          (ii) True and correct copies of the Power Supply Agreements, including any and all amendments thereto and all written contracts, agreements, commitments, understandings or instruments relating to, or otherwise affecting, the Power Supply Agreements, have been delivered to Mirant, and UPC has not taken or failed to take any action which would result in any other modification or amendment of any Power Supply Agreement, or the waiver of any material term of any Power Supply Agreement.

          (iii) Except as otherwise set forth in Exhibit F hereto, there is not, under any Power Supply Agreement, any default or event which, with notice or lapse of time or both, would constitute a default on the part of UPC or, to UPC's knowledge, any of the Suppliers. Without limiting the generality of the foregoing, all payments due from UPC under the Power Supply Agreements have been paid in full.

          (iv) Except as otherwise set forth in Exhibit F hereto, UPC has not received any notification of, and is not aware of any claim alleging any breach with respect to any Power Supply Agreement, or any agreement or arrangement relating thereto, including interconnection, transmission and financing arrangements.

          (v) UPC has the right to assign or transfer its Entitlements in accordance with the terms hereof and has not granted, or suffered to exist any lien, mortgage, encumbrance, charge, pledge, security interest, entitlement or other similar right of any kind with respect to any of the Power Supply Agreements, or its interest therein.

          (vi) Except as otherwise set forth in Exhibit F hereto, no claims, actions, suits, grievances, arbitrations or proceedings are pending or, to the knowledge of UPC, threatened with respect to any of the Power Supply Agreements, or the transactions contemplated thereunder. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against UPC with respect to any of the Power Supply Agreements, or the transactions contemplated thereunder.

     (b) With respect to any Assigned Agreements, the representations and warranties of UPC set forth in this Section 6.2 shall terminate and be of no further force and effect from and after the effective date of the assignment of such Assigned Agreement.

Section 6.3.  Representations of Mirant.

     Mirant hereby represents and warrants to UPC that Mirant has made a complete and thorough review of the Power Supply Agreements sufficient for it to understand the benefits and risks of the transactions contemplated by this Agreement, and that it is not relying on any representations or warranties by UPC or any person actually or purportedly acting on UPC's behalf with respect to any matter affecting or arising out of or in connection with the Power Supply Agreements, except as otherwise expressly set forth herein.

Section 6.4.  Disclaimers.

     EXCEPT AS PROVIDED IN SECTIONS 6.1 AND 6.2(a), MIRANT ACKNOWLEDGES AND AGREES THAT UPC MAKES NO REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE POWER SUPPLY AGREEMENTS INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED, OTHER THAN THOSE EXPRESSLY SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH HEREIN, MIRANT EXPRESSLY NEGATES ANY REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PROVISION OF DEFAULT SERVICE POWER OR TRANSITION SERVICE POWER HEREUNDER, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

                                    ARTICLE 7
                                    SECURITY

Section 7.1.  Mirant Security.

     Mirant shall provide UPC and UES a Guaranty from the Guarantor in the amount of Twenty Million Dollars ($20,000,000). The Guaranty shall be canceled and released promptly in the event Mirant satisfies the Acceptable Rating and Net Worth requirement (as defined below). In any such event, the original canceled instrument(s) shall be immediately returned to Mirant (or as directed by Mirant). For purposes hereof, an "Acceptable Rating" shall mean a rating on senior unsecured debt securities of Mirant by Standard and Poor's Corporation, Moody's Investors Service, Inc., Fitch IBCA or another nationally recognized rating service reasonably acceptable to UPC and UES of BBB+ (Standard and Poor's), Baa1 (Moody's) or BBB+ (Fitch) or its equivalent. For purposes hereof, the Net Worth requirement shall mean at least five hundred million dollars ($500,000,000).

Section 7.2.  No Amendment to Amended System Agreement.

     UPC hereby agrees that it will not after the date hereof amend or agree to any amendment or termination of the Amended System Agreement, if the effect of such amendment or termination would be to materially adversely affect the ability of UPC to perform its obligations hereunder, and shall provide notice to Mirant of any amendments to the Amended System Agreement promptly following the filing thereof with the NHPUC or FERC.

                                   ARTICLE 8
                                EVENTS OF DEFAULT

Section 8.1.  Events of Default by Mirant.

     Any one or more of the following shall constitute an "Event of Default" hereunder with respect to Mirant:

     (a) Mirant shall fail to pay any amounts to be paid by Mirant hereunder (whether directly to UES or UPC or under an Unassigned Agreement) and such failure shall continue for more than ten (10) days beyond the due date.

     (b) A default shall occur in the performance of any other material covenant or condition to be performed by Mirant hereunder (other than a default specified in Section 8.1(a)) and such default shall continue unremedied for a period of thirty (30) days after notice from UPC or UES specifying the nature of such default.

     (c) A custodian, receiver, liquidator or trustee of Mirant or the Guarantor, or of all or substantially all of the property of either, is appointed or takes possession and such appointment or possession remains uncontested or in effect for more than sixty (60) days; or Mirant or the Guarantor makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts as they mature; or Mirant or the Guarantor is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against Mirant or the Guarantor; or all or substantially all of the material property of either is sequestered by court order and the order remains in effect for more than sixty (60) days; or a petition is filed against Mirant or the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not stayed or dismissed within sixty (60) days after filing.

     (d) Mirant or the Guarantor files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of Mirant or the Guarantor or all or substantially all of the property of either.

Section 8.2.  Events of Default by UPC or UES.

     Any one or more of the following shall constitute an "Event of Default" hereunder with respect to UPC or UES:

     (a) Either UPC or UES shall fail to pay any amounts due from them to Mirant hereunder and such failure shall continue for more than ten (10) days after the applicable due date.

     (b) UPC shall act to amend the Amended System Agreement in a manner inconsistent with Section 7.2 hereof.

     (c) Default shall occur in the performance of any other material covenant or condition to be performed by UPC or UES hereunder (other than a default specified in Section 8.2 (a) or (b)) and such default shall continue unremedied for a period of thirty (30) days after notice from Mirant specifying the nature of such default.

     (d) Default shall occur by UPC under any Unassigned Agreement that causes the termination of such Unassigned Agreement, except to the extent such default is the result of any act or failure to act of Mirant under this Agreement.

     (e) A custodian, receiver, liquidator or trustee of UPC or UES or of all or substantially all of either of their property is appointed or takes possession and such appointment or possession remains uncontested or in effect for more than sixty (60) days; or UPC or UES makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts as they mature; or UPC or UES is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against UPC or UES; or all or substantially all of the material property of UPC or UES is sequestered by court order and the order remains in effect for more than sixty (60) days; or a petition is filed against UPC or UES under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not stayed or dismissed within sixty (60) days after filing.

     (f) UPC or UES files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of UPC or UES or all or substantially all of its property.

     (g) The Net Worth of UES as determined as of the end of any fiscal quarter of UES is less than Twenty Million Dollars ($20,000,000), unless within three
(3) business days following the end of such fiscal quarter UES delivers to Mirant security (which may be in the form of a letter of credit or Guaranty from Unitil Corporation) for the benefit of Mirant in an amount equal to the amount by which the Net Worth of UES is less than $20,000,000. This provision shall have no further force or effect from and after the end of the Transition Service Term.

Section 8.3.  Remedies.

     The Parties shall have the following remedies available to them with respect to the occurrence of an Event of Default with respect to the other Party hereunder. For purposes of this Section 8.3, UES and UPC shall be considered to be the same single Party.

     (a) Upon the occurrence of an Event of Default by either Party hereunder, the non-defaulting Party shall have the right to (i) collect all amounts then or thereafter due to it from the defaulting Party hereunder, and (ii) terminate this Agreement at any time during the continuation of such Event of Default upon written notice to the defaulting Party. Notwithstanding any other provision of this Agreement, after the occurrence of an Event of Default and for so long as the Event of Default is continuing and has not been cured, the non-defaulting Party shall have the right, upon written notice to the defaulting Party, to suspend all performance under this Agreement until such Event of Default has been cured. In addition, if Mirant is the defaulting Party, then (i) UPC shall have the right, but not the obligation, during the continuation of such default and prior to any termination of this Agreement to cease making the Entitlements available to Mirant hereunder and to instead sell such Entitlements to third parties for the account of UPC; and (ii) UES shall have the right, but not the obligation, during the continuation of such default and prior to any termination of this Agreement, to purchase energy, capacity and ancillary services, in a commercially reasonable manner considering the circumstances of such default, from third parties at the Delivery Points in quantities sufficient to cover any shortfall in Transition Service Power and/or Default Service Power resulting from such default, and Mirant shall reimburse UES for all costs, including both out-of-pocket and internal costs, incurred by UES related to such third-party purchases in excess of the cost that UES would otherwise have incurred for Transition Service Power and Default Service Power hereunder. If UPC is the defaulting Party and, by reason of UPC's default, Mirant is not receiving all or a portion of Capacity and Associated Energy in accordance with the terms hereof, then Mirant shall have the right, but not the obligation, during the continuation of such default and prior to any termination of this Agreement to purchase Capacity and Associated Energy from third parties to cover such shortfall, the costs of which (after taking into account the amount that Mirant would have otherwise paid the Supplier or Suppliers for the Capacity and Associated Energy being replaced and any Entitlement Payment actually received by Mirant for the period in question) shall be paid by UPC. A default by either UES or UPC shall permit Mirant to pursue all of the remedies provided for herein against both UES and UPC, even if either UES or UPC is not in default of its particular obligations hereunder, and a default by Mirant in its obligations to either UPC or UES hereunder shall permit both UPC and UES to pursue all of the remedies provided for herein against Mirant, notwithstanding that Mirant may not be in default with respect to the particular obligations of Mirant to either UPC or UES hereunder.

     (b) If UPC and UES terminate this Agreement as a result of the occurrence of an Event of Default by Mirant, then UPC and UES shall thereafter have no further obligations hereunder and shall have all rights and remedies available to them under applicable law, including the right to recover damages. In addition, UPC and UES shall be entitled to reimbursement of all reasonable costs incurred by them (including reasonable attorneys' fees incurred in the enforcement or attempted enforcement hereof) as a result of the termination of this Agreement.

     (c) If Mirant terminates this Agreement as a result of the occurrence of an Event of Default by UPC and/or UES, then Mirant shall thereafter have no further obligations hereunder and shall have all rights and remedies available to it hereunder and under applicable law, including the right to recover damages. In addition, Mirant shall be entitled to reimbursement of all reasonable costs incurred by it (including reasonable attorneys' fees incurred in the enforcement or attempted enforcement hereof) as a result of the termination of this Agreement.

     (d) unless expressly provided in this agreement, no party shall be liable for consequential, incidental, punitive, exemplary or indirect damages, by statute, in tort or contract, under indemnity provisions or otherwise.

     (e) The remedies provided for in this Section 8.3 shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise). In particular, and without limitation of the foregoing, upon an Event of Default by Mirant, UES shall have the right to set-off against any amounts due by it to Mirant hereunder any amounts due to it by Mirant hereunder; upon an Event of Default by Mirant, UPC shall have the right to set-off against any amounts due by it to Mirant hereunder any amounts due to it by Mirant hereunder; upon an Event of Default by UES, Mirant shall have the right to set-off against any amounts due by it to UES hereunder any amounts due to it by UES hereunder; and upon an Event of Default by UPC, Mirant shall have the right to set-off against any amounts due by it to UPC hereunder any amounts due to it by UPC hereunder. In no event shall Mirant be permitted to set-off against amounts due by it to UES any amounts due to it by UPC, nor shall Mirant be permitted to set-off against amounts due by it to UPC any amounts due to it by UES, nor shall UES be permitted to set-off against amounts due by it to Mirant any amounts due by Mirant to UPC, nor shall UPC be permitted to set-off against any amounts due by it to Mirant any amounts due by Mirant to UES.

                                    ARTICLE 9
                                 INDEMNIFICATION

Section 9.1.  Indemnification by Mirant.

     Mirant shall indemnify, defend and hold harmless UPC and UES and their respective company's officers, directors, agents, employees and Affiliates from and against any and all loss, costs, expense, claims, demands, liabilities (including reasonable attorneys' fees), judgments, fines, settlements and other amounts arising from any and all pending or threatened civil, criminal, administrative or investigative proceedings (collectively, "Claims") relating to or arising out of:

     (a) Any failure of Mirant to observe or perform any material term or provision of this Agreement.

     (b) Any failure of any representation or warranty made by Mirant herein to be true in any material respect.

     (c) Any Claim of a Supplier or any other third party to the extent arising from the acts or omissions of Mirant or any of its agents or employees in exercising its rights or performing its obligations hereunder after the Effective Date.

Section 9.2.  Indemnification by UPC.

     UPC shall indemnify, defend and hold harmless Mirant, its officers, directors, agents, employees and Affiliates from and against any and all loss, costs, expense, claims, demands, liabilities (including reasonable attorneys' fees), judgments, fines, settlements and other amounts arising from any and all Claims relating to or arising out of:

     (a) Any failure of UPC to observe or perform any material term or provision of this Agreement.

     (b) Any failure of any representation or warranty made by UPC herein to be true in any material respect.

     (c) Any Claim of a Supplier or any other third party to the extent arising from the acts or omissions of UPC or any of its agents or employees.

     (d) Any Claim that the transactions contemplated hereby violate or otherwise constitute a default under any Unassigned Agreement (provided, that UPC's indemnification obligations with respect to any Claim by a Supplier that the transactions contemplated hereby violate or otherwise constitute a default under a Power Supply Agreement shall be limited to Mirant's reasonable out-of-pocket legal costs and expenses incurred in cooperating with UPC in disputing or defending against any such Claim, and UPC shall have no other liability to Mirant with respect to any such Claim, even if successful).

     (e) An Excluded Liability.

Section 9.3.  Indemnification by UES.

     UES shall indemnify, defend and hold harmless Mirant, its officers, directors, agents, employees and Affiliates from and against any and all loss, costs, expense, claims, demands, liabilities (including reasonable attorneys' fees), judgments, fines, settlements and other amounts arising from any and all Claims relating to or arising out of:

     (a) Any failure of UES to observe or perform any material term or provision of this Agreement.

     (b) Any failure of any representation or warranty made by UES herein to be true in any material respect.

     (c) Any Claim of a third party to the extent arising from the acts or omissions of UES or any of its agents or employees in exercising its rights or performing its obligations hereunder after the Effective Date.

Section 9.4.  No Joint and Several Liability

     Mirant hereby acknowledges and agrees that UES shall have no responsibility or liability, direct, indirect, contingent or otherwise, with respect to the obligations of UPC under Exhibit A hereto or with respect to any rights or remedies which Mirant may have under applicable law or this Agreement with respect to a breach or default by UPC of such obligations, except that an Event of Default by UPC hereunder shall also be an Event of Default by UES hereunder, as more fully provided for in Section 8.2 hereof, and such Event of Default shall afford to Mirant all rights and remedies provided for herein with respect to both UES and UPC. Mirant further acknowledges and agrees that UPC shall have no responsibility or liability, direct, indirect, contingent or otherwise, with respect to the obligations of UES under Exhibit B hereto or with respect to any rights or remedies which Mirant may have under applicable law or this Agreement with respect to a breach or default by UES of such obligations, except that an Event of Default by UES hereunder shall also be an Event of Default by UPC hereunder, as more fully provided for in Section 8.2 hereof, and such Event of Default shall afford to Mirant all rights and remedies provided for herein with respect to both UES and UPC.

                                   ARTICLE 10
                         DISPUTE RESOLUTION; ARBITRATION

Section 10.1.  Resolution By Officers of the Parties.

     For purposes of this Article 10, UES and UPC shall be considered the same single Party, and Mirant shall be considered the other Party. In the event of any dispute between the Parties as to a matter referred to herein or as to the interpretation of any part of this Agreement, including this Section 10.1 or as to the determination of any rights or obligations or entitlements arising from or related to this Agreement or as to the calculation of any amounts payable under this Agreement, the Parties shall refer the matter to their respective chief executive officers, or another duly authorized officer, for resolution. Should such officers of the respective Parties fail to resolve the dispute within twenty (20) days from such referral, the Parties agree that any such dispute shall be referred to binding arbitration.

Section 10.2.  Arbitration Procedures.

     A Party submitting a dispute to arbitration (the "Requesting Party") shall do so by delivering to the other Party a notice demanding or requesting, as the case may be, arbitration of the dispute and naming an arbitrator. Within thirty
(30) days after the receipt of the notice from the Requesting Party, the other Party shall, in writing, serve upon the Requesting Party a notice designating an arbitrator on its behalf. The two arbitrators so chosen shall within twenty (20) days after the appointment of the second arbitrator, in writing, designate a third arbitrator. Upon the failure of the other Party to appoint the second arbitrator within such thirty (30) day time period, the Requesting Party may proceed with the single arbitrator. If the first and second arbitrators are unable to agree on a third arbitrator within twenty (20) days of the appointment of the second arbitrator, the first and second arbitrator shall invoke the services of the American Arbitration Association to appoint a third arbitrator. Such third arbitrator shall, to the extent practicable, have special competence and experience with respect to the subject matter under consideration. An arbitrator so appointed shall have full authority to act pursuant to this Article. No arbitrator, whether chosen by a Party or appointed, shall have the power to amend or add to this Agreement. The Requesting Party shall, within twenty (20) days after either the failure of the other Party to name an arbitrator, or the appointment of the third arbitrator, as the case may be, fix, in writing, a time and a place of hearing, to be not less than twenty (20) days from delivery of notice to the other Party. The arbitrator or arbitrators shall, thereupon, proceed promptly to hear and determine the controversy pursuant to the then current rules of the American Arbitration Association for the conduct of commercial arbitration proceedings. Such arbitrator or arbitrators shall fix a time within which the matter shall be submitted to him, her or them by both of the Parties, and shall make his, her or their decision, within ten (10) days after the final submission to him, her or them unless, for good reasons to be certified by him, her or them in writing, he, she or they shall extend such time. The decision of the single arbitrator, or two of the three arbitrators, shall be taken as the arbitration decision. Such decision shall be confidential and made in writing and in duplicate, and one copy shall be delivered to each of the Parties. The arbitrator or arbitrators by his, her or their award shall determine the manner in which the expense of the arbitration shall be borne, except that each Party shall pay the costs of its own counsel. Each Party shall accept and abide by the decision. The award of the arbitral tribunal shall be final except as otherwise provided by applicable law. Judgment upon such award may be entered by the prevailing Party in any court having jurisdiction thereof, or application may be made by such Party to any such court for judicial acceptance of such award and an order of enforcement. Either Party shall have the right to seek a temporary or preliminary injunction from a court of competent jurisdiction prior to the arbitration.

Section 10.3.  Binding Award.

     This agreement to arbitrate and any award made hereunder shall be binding upon each Party and the successors and assigns and any trustee or receiver of each Party.

Section 10.4.  Continued Performance.

     Except to the extent a Party has the right to suspend performance under
Section 8.3 hereof, no dispute shall interfere with the Parties' continued fulfillment of their obligations under this Agreement pending the decision of the arbitrator(s).

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1.  Assignment; Successors and Assigns.

     This Agreement shall inure to the benefit of and bind the respective successors and assigns of the Parties, including any successor to any Party by consolidation, merger, or acquisition of all or substantially all of the assets of such Party; provided, however, that no assignment by any Party (or any successor or assignee thereof) of its rights and obligations hereunder shall be made or become effective without the prior written consent of each other Party in each case obtained, which consent may be withheld in each such other Party's sole discretion; provided, that Mirant or any assignee of Mirant may assign this Agreement (a) as collateral security to any lender from time to time providing financing to Mirant in connection with the transactions contemplated hereby, so long as neither Mirant nor the Guarantor is relieved of any obligation or liability hereunder as a result of such assignment; and (b) to any Affiliate of Mirant so long as the Guarantor is not relieved of any obligation or liability hereunder as a result of such assignment. UPC and UES shall execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests to any such lender so long as UPC's and UES's rights under this Agreement are not thereby materially altered, amended, diminished or otherwise impaired. Any assignments by any Party shall be in such form as to assure that such Party's obligations under this Agreement will be honored fully and timely by any succeeding party. This Section 11.1 shall not limit or otherwise restrict in any manner whatsoever Mirant's ability to resell or enter into any other arrangement with respect to the sale of the Capacity and Associated Energy.

Section 11.2.  Notices.

     All notices, requests and other communications hereunder (herein collectively a "notice" or "notices") shall be deemed to have been duly delivered, given or made to or upon any Party if in writing and delivered by hand against receipt, or by certified or registered mail, postage pre-paid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation by return telecopy) to such Party at its address set forth below or to such other address as such Party may at any time, or from time to time, direct by notice given in accordance with this Section 11.2.

     IF TO MIRANT:

     Mirant Americas Energy Marketing, LP
     1155 Perimeter Center West
     Atlanta, Georgia 30338
     Attention:  Legal Department, Power

     IF TO UPC:

     Unitil Power Corp.
     6 Liberty Lane West
     Hampton, NH 03842

     Attn:  President - Energy Contracts

     IF TO UES:

     Unitil Energy Systems, Inc.
     6 Liberty Lane West
     Hampton, NH 03842

     Attn:  Energy Contracts

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt or (ii) three (3) business days after such notice, request or other communication is sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery, the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied (with confirmation by return telecopy).

Section 11.3.  Governing Law.

     The rights and obligations of the Parties shall be construed and interpreted in accordance with the substantive law of the State of New York without giving effect to its principles for choice of law.

Section 11.4.  Confidentiality.

     Each Party shall keep confidential, and shall not disseminate to any third party (other than such Party's Affiliates) or use for any other purpose (except with the written authorization of the other Party), any information received from the other that is confidential or proprietary unless legally compelled by deposition, inquiry, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement or as necessary to enforce the terms of this Agreement. This Section 11.4 shall survive the termination of this Agreement for a period of two (2) years. If any Party is compelled to disclose any confidential information of the other Party, such Party shall request that such disclosure be protected and maintained in confidence to the extent reasonable under the circumstances and use reasonable efforts to protect or limit disclosure with respect to commercially sensitive terms. In addition, such Party shall provide the other Party with prompt notice of the requirement to disclose confidential information in order to enable the other Party to seek an appropriate protective order or other remedy, and such Party shall consult with the other Party with respect to the other

Party taking steps to resist or narrow the scope of any required disclosure. The Parties shall reasonably coordinate in the preparation and issuance of all publicity relating to this Agreement.

Section 11.5.  No Partnership.

     Nothing contained in this Agreement shall be construed to create a partnership, joint venture or other relationship that may invoke fiduciary obligations between the Parties.

Section 11.6.Fees and Expenses.

     Except as otherwise provided herein, each of UPC and UES, on the one hand, and Mirant, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such Party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.

Section 11.7.  Captions.

     The captions to sections throughout this Agreement are intended solely to facilitate reading and reference to all sections and provisions of this Agreement. Such captions shall not affect the meaning or interpretation of this Agreement.

Section 11.8.  Entire Agreement and Amendments.

     This Agreement sets forth the entire agreement of the Parties with respect to the subject matter herein and takes precedence over all prior understandings. This Agreement may not be amended except by an agreement in writing signed by the Parties.

Section 11.9.  Severability.

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the other provisions hereof. If any provision of this Agreement is held to be invalid, such provision shall not be severed from this Agreement; instead, the scope of the rights and duties created thereby shall be reduced by the smallest extent necessary to conform such provision to the applicable law, preserving to the greatest extent the intent of the Parties to create such rights and duties as set out herein. If necessary to preserve the intent of the Parties, the Parties shall negotiate in good faith to amend this Agreement, adopting a substitute provision for the one deemed invalid or unenforceable that is legally binding and enforceable.

Section 11.10.  Further Assurances.

     Subject to the provisions of Section 2.5 of Exhibit A hereto, in connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions and the intention of the Parties.

Section 11.11.  Laws and Regulations; Changes in Law.

     This Agreement and the rights, obligations, and performances of the Parties under this Agreement are subject to all applicable state and federal laws, and to all duly promulgated orders and other duly authorized actions of governmental authorities having jurisdiction. Each Party hereto shall be responsible for taking all necessary actions to satisfy any regulatory requirements that may be imposed by any federal, state, or municipal statute, rule, regulation, or ordinance that may be in effect from time to time relative to the performance of such Party hereunder.

     If and to the extent that, during the term of this Agreement, any laws or regulations which govern any transaction contemplated herein shall change so as to make this Agreement unlawful, then Mirant, UPC and UES hereby agree to effect such modifications to this Agreement as shall be reasonably necessary for the Agreement to accommodate any such legal or regulatory changes.

Section 11.12.  Counterparts.

     This Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

Section 11.13.  Interpretation.

     In the event of any dispute concerning the construction or interpretation of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the Party who drafted this Agreement. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa; the term "includes" or "including" shall mean "including, without limitation,"; references to an Article, Section, Exhibit or Schedule shall mean an Article, Section, Exhibit or Schedule of this Agreement; and the terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Agreement as a whole. Reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

Section 11.14.  Independent Relationship.

     Nothing in this Agreement shall be construed or interpreted to make UPC or UES or their respective employees or agents, the agent, representative or employee of Mirant.

Section 11.15.  No Third Party Beneficiaries.

     This Agreement shall not confer any rights or remedies upon any third party not a party hereto, including any Supplier.

Section 11.16.  Waivers.

     The failure of a Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. A waiver under this Agreement must be in writing and state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 11.17.  Duty to Mitigate.

     Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of any other Party's performance or non-performance of this Agreement.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be duly executed as an instrument under seal by their respective duly authorized officers as of the date and year first above written.

                                           UNITIL POWER CORP.


                                           By:
                                              ----------------------------
                                           Name:
                                           Title:

                                           UNITIL ENERGY SYSTEMS, INC.


                                           By:
                                              ----------------------------
                                           Name:
                                           Title:

                                           MIRANT AMERICAS ENERGY MARKETING, LP

                                           By MIRANT AMERICAS DEVELOPMENT, INC.,
                                           Its General Partner


                                           By:
                                              ----------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

                          PORTFOLIO SALE AND ASSIGNMENT

                                    ARTICLE 1
                                   DEFINITIONS

     Capitalized terms used and not otherwise defined in this Exhibit A shall have the meanings given such terms either in Exhibit C or elsewhere in this Agreement.

                                    ARTICLE 2
                                SALE OF PORTFOLIO

Section 2.1.  Assignment and Assumption of Assigned Agreements.

     (a) In consideration of the payment by Mirant of the Supplier Payment and the performance of Mirant's other obligations hereunder and subject to the terms and conditions hereof, on the Effective Date UPC shall irrevocably convey, assign, set over, transfer and deliver to Mirant, its successors and assigns, to have and to hold for its and their own use and benefit forever all of UPC's right, title and interest in, to and under the Assigned Agreements. In consideration of the payment by UPC of the Entitlement Payment and the performance of UPC's other obligations hereunder and subject to the terms and conditions hereof, Mirant hereby agrees to accept the foregoing assignment on the Effective Date and agrees to irrevocably assume, pay and perform as and when due all of UPC's obligations and liabilities under the Assigned Agreements from and after the Effective Date.

     (b) Subject to Section 2.5 of this Exhibit A, the Parties shall execute and deliver such other documents and instruments and take such other actions as may be reasonably necessary, proper or advisable, to the extent permitted by applicable law, to fulfill the purpose and intent of this Section 2.1.

Section 2.2.  Sale of Entitlements for Unassigned Agreements.

     (a) In consideration of the payment by Mirant of the Supplier Payment and the performance of Mirant's other obligations hereunder and subject to the terms and conditions hereof, UPC hereby agrees to sell to Mirant on the Effective Date all its right, title and interest in and to the Entitlements. In consideration of the payment by UPC of the Entitlement Payment and the performance of UPC's other obligations hereunder and subject to the terms and conditions hereof, Mirant hereby agrees to purchase from UPC on the Effective Date all of UPC's right, title and interest in and to the Entitlements. As a result of such sale, Mirant shall be entitled to receive as of the Effective Date all Capacity and Associated Energy available to UPC under the Unassigned Agreements.

     (b) Except as otherwise specifically provided herein, Mirant hereby agrees to perform and fulfill all terms, conditions and obligations of UPC under, and accepts all risks related to, each Unassigned Agreement. Mirant shall perform such obligations with the same effect as if Mirant were party to each such Unassigned Agreement in place of

UPC, such undertaking to be effective as of the Effective Date. Mirant shall be responsible for only those obligations of UPC under each Unassigned Agreement which relate to the period, and to acts, events or omissions occurring, from and after the Effective Date.

Section 2.3.  Risk of Unit Performance.

     Mirant understands that UPC makes no representation, guaranty or warranty concerning the availability of Capacity and Associated Energy, and that Mirant shall have no remedy and recourse against UPC in the case of any deficiency or failure pertaining to any Unit or default by a Supplier under a Power Supply Agreement. Mirant shall bear the entire risk of performance by the other parties to the Power Supply Agreements.

Section 2.4.  Modification of Unassigned Agreements.

     Mirant shall have the right to engage in negotiations with the Suppliers to modify or terminate an Unassigned Agreement, and UPC hereby consents to such negotiations, subject to the provisions of Article 4 of this Exhibit A.

Section 2.5.  Assignment of Unassigned Agreements Following Effective Date.

     UPC and Mirant shall each use commercially reasonable efforts following the Effective Date to effect an assignment to Mirant of each Unassigned Agreement. UPC shall not be obligated to agree to the terms of any such assignment unless such terms irrevocably and unconditionally release UPC from and against any obligations, liabilities or claims by the Supplier thereunder with respect to any periods from and after the Effective Date. Mirant shall not be obligated to agree to any such assignment unless (i) the terms of such assignment do not involve any material amendment to the terms and conditions of the Unassigned Agreement and do not impose any additional obligations or costs on Mirant thereunder, and (ii) UPC has paid in full all of the Entitlement Payments required to be paid by it hereunder. The assignment of an Unassigned Agreement to Mirant shall not affect the relative rights and obligations of the Parties hereunder following the effectiveness of such assignment, except that for all purposes hereof such Unassigned Agreement shall thereafter be deemed to be an Assigned Agreement. UPC and Mirant agree to execute such agreements and instruments effecting any such assignment in accordance with the provisions of this Section 2.5 as each shall reasonably determine to be necessary or appropriate.

Section 2.6.  Exclusion of Transmission Obligations and Auction Revenue Rights.

     UPC and Mirant hereby agree that UPC shall remain responsible for certain transmission obligations associated with Article 5.2 of the Power Supply Agreement between UPC and Wisvest Connecticut LLC (now known as PSEG Connecticut
LLC) relating to Bridgeport Harbor Power Station, notwithstanding anything to the contrary in this Agreement. UPC shall also pay for any transmission costs associated with said Article 5.2 and shall be entitled to receive any and all Rights (as such term is defined in Section 2.1(j) of Exhibit B to this Agreement) associated with such retained transmission obligations; Mirant shall be entitled to any other Rights arising under any of the other Power Supply Agreements.

                                   ARTICLE 3
               SUPPLIER PAYMENT; ENTITLEMENT PAYMENT; AND EXCLUDED
                        LIABILITIES; BILLING AND PAYMENT

Section 3.1.  Supplier Payment

     In consideration for the assignments and sales provided for in Article 2 of this Exhibit A, Mirant hereby agrees to pay each month, commencing on the Effective Date, all amounts due from UPC to the Suppliers under the Unassigned Agreements, excluding any Excluded Liabilities (as defined below) in accordance with Section 3.4(a) of this Exhibit A (the "Supplier Payment").

Section 3.2.  Entitlement Payment

     In consideration for the assignments and sales provided for in Article 2 of this Exhibit A, UPC shall pay directly to Mirant the amounts specified on Appendix 1 to this Exhibit A in accordance with Section 3.4(c) of this Exhibit A (the "Entitlement Payment").

Section 3.3.  Excluded Liabilities.

     Mirant shall not undertake or be liable for any of the following, and no such amounts shall be reflected in any component of the Supplier Payment:

     (a) Any obligation or liability of UPC arising out of the performance or a breach by UPC of any of its obligations under this Agreement.

     (b) Any fines or penalties imposed by governmental agencies resulting from
(i) an investigation or proceeding pending prior to the Effective Date or (ii) illegal acts, willful misconduct or gross negligence of UPC prior to the Effective Date.

     (c) Any liabilities or obligations of UPC arising from the breach by UPC or any of its Affiliates on or prior to the Effective Date of any term or provision of any contract, instrument or agreement relating to any of the Power Supply Agreements.

     All such liabilities and obligations not being undertaken by Mirant pursuant to this Section 3.3 are herein called the "Excluded Liabilities."

Section 3.4.  Billing and Payment.

     (a) Mirant shall pay the Supplier Payment directly to the Suppliers. UPC shall cause the Suppliers to send invoices for amounts due directly to Mirant, provided that in each instance where a Supplier sends an invoice under any Unassigned Agreement directly to Mirant, Mirant shall provide a copy thereof to UPC within five (5) business days of Mirant's receipt of the invoice. UPC shall forward to Mirant all invoices under the Unassigned Agreements which it receives within five (5) business days of its receipt thereof, and shall be responsible for any interest or penalties which Mirant may become liable for resulting from its inability to pay any such invoice when due if UPC fails to so forward any such invoice. UPC shall have no obligations with respect to such invoices or the payment thereof other than with respect to Excluded Liabilities. Mirant shall remit payment of the amount shown to be due on all such invoices in accordance with the requirements of the Unassigned Agreements. In the event that Mirant receives credit from any Supplier for any amount relating to a period prior to the Effective Date, Mirant shall promptly pay such amount to UPC, and in the event that any Supplier bills Mirant for any amount relating to a period prior to the Effective Date, Mirant shall promptly inform UPC and UPC shall be responsible for the payment of such amount directly to the Supplier in question and for notifying Mirant that such payment has been made.

     (b) Subject to any provisions in the Unassigned Agreements regarding UPC's right to dispute and withhold payments in good faith, which Mirant shall have the benefit of, Mirant shall make timely payments of all amounts due under the Unassigned Agreements and shall provide UPC with written notice regarding the amount and date of each such payment within five (5) business days of the date the payment is made. Without limiting the generality of the foregoing, Mirant shall solely bear any amounts in respect of interest or penalties incurred as a result of the failure of Mirant to remit payment in accordance with the requirements of the Unassigned Agreements. Mirant shall promptly notify UPC of any notice received from, or other action taken by, a Supplier or an owner to declare a default under any Unassigned Agreement.

     (c) Commencing on the Effective Date, UPC shall pay directly to Mirant the Entitlement Payment on the fifth (5th) day of each month following the month in which Mirant receives Capacity and Associated Energy from the Suppliers. Any Entitlement Payment due hereunder, but not paid as set forth herein, shall be subject to a late payment charge calculated at the Interest Rate, from the date payment is due until the date payment is made.

                                   ARTICLE 4
                             CONTRACT ADMINISTRATION

Section 4.1.  Operational Matters Relating to the Entitlements.

     Subject to the Supplier's agreement to communicate directly with Mirant as agent for UPC, Mirant will make all necessary efforts, and take full responsibility, for communicating with each respective Supplier regarding the dispatch, scheduling of planned outages and any unplanned outages of each Unit under any Unassigned Agreement. Mirant will participate in any administrative committee meetings concerning any such Unit to the extent that Mirant deems necessary and as provided in the pertinent Unassigned Agreement. Mirant's actions associated with the scheduling, dispatch and/or operation of any Unit under any Unassigned Agreement shall be taken consistent with Good Utility Practice. Mirant will make its own arrangements at Mirant's own cost for the transmission and sale of all electricity generated by such Units and required to be purchased under the applicable Unassigned Agreement, and also for any electricity required to be purchased under an Unassigned Agreement for which there is no specifically identified Unit. Mirant acknowledges that, except as specifically provided herein, UPC has no obligations or responsibility regarding (i) operation of the Units under any Unassigned Agreement; (ii) dispatch or scheduling outages, or return to service, of such Units; (iii) transmission of electricity produced by such Units; or (iv) Mirant's sale of such electricity.

Section 4.2.  Contract Administration Services.

     (a) Subject to the Supplier's agreement to recognize Mirant as UPC's administrative agent, Mirant shall be fully responsible for, and UPC shall have no responsibility for, any services or matters in connection with the administration of the Unassigned Agreements, including, without limitation, the following:

          (i) receiving invoices and verifying the appropriate charges to be paid under the Unassigned Agreements;

          (ii) monitoring the Unassigned Agreements; and

          (iii) performing contract administration activities as provided for in the applicable Unassigned Agreement (including, without limitation, performing such activities and executing and delivering such documents as may be required in connection with any refinancings, financial restructurings or other similar activities undertaken by any Supplier under or with respect to an Unassigned Agreement).

     (b) Mirant shall have the right to direct UPC to request or otherwise exercise all powers granted to UPC under an Unassigned Agreement to receive, review and/or audit information and other documentation to which it is entitled thereunder, or to enforce rights UPC has under any Unassigned Agreement; provided, that Mirant shall be obligated to reimburse UPC for the reasonable costs incurred by it in exercising any such rights or pursuing any such enforcement actions to the extent and in the manner set forth in Section 5.2 of this Exhibit A. At UPC's option, UPC may elect to execute a power of attorney in favor of Mirant to act in the place and stead of UPC with respect to any matter as to which Mirant has requested UPC to take action under this paragraph or under Section 5.2 of this Exhibit A. UPC shall be obligated to comply with any direction provided by Mirant pursuant to this paragraph.

     (c) Without the prior written consent of Mirant, UPC shall not under any circumstances take any action or fail to take any action after the Effective Date that would:

     (i)   bind Mirant;

     (ii)  affect the Entitlements;

     (iii) alter, amend, change or modify or waive any provision under any Unassigned Agreement; or

     (iv) settle or agree to the resolution of a dispute under an Unassigned Agreement.

Section 4.3  Appointment as Administrative Agent.

     UPC shall provide written notice to each Supplier to designate Mirant as UPC's agent for purposes of performing the activities specified in Sections 4.1 and 4.2 of this Exhibit A and otherwise administering the Unassigned Agreements.

Section 4.4  Material Amendments to Unassigned Agreements.

     The prior written consent of each Party, which may be granted or withheld in each such Party's sole discretion, shall be required for any of the following actions under an Unassigned Agreement:

     (a) Actions that increase the price charged for or the quantity of Capacity and Associated Energy to be purchased by UPC thereunder;

     (b) Term extensions or similar amendments or option exercises; or

     (c) Any other matter which such Party reasonably believes will materially increase such Party's financial risks or obligations thereunder or hereunder.

     Notwithstanding the foregoing, UPC's consent shall not be required for any agreements between Mirant and a Supplier which do not purport to involve UPC and which do not purport to affect in any way UPC's obligations under an Unassigned Agreement.

Section 4.5  Books and Records.

     (a) UPC will permit Mirant and its representatives access during normal business hours and upon reasonable notice, in a manner so as not to interfere with the normal business operations of UPC, to its personnel, books, records and documents associated with the Unassigned Agreements.

     (b) Mirant shall have the right to audit UPC's books and records with respect to the Unassigned Agreements and this Agreement, at such times during normal business hours and as often as Mirant may reasonably request. Any amount shown to be due by UPC or Mirant as a result of such audit shall be paid in accordance with the provisions of Section 3.4 of this Exhibit A.

     (c) If UPC shall desire to dispose of any records, books or documents that may relate to any Unassigned Agreement during the term of this Agreement or during the three (3) year period after the expiration or termination hereof, UPC shall, prior to such disposition, give to Mirant a reasonable opportunity, at Mirant's expense, to segregate and remove such records, books or documents as Mirant may select.

                                   ARTICLE 5
                                UPC UNDERTAKINGS

Section 5.1  Provision of Information Regarding Operational Matters.

     UPC agrees to use reasonable efforts to require that the Suppliers direct all information, notices, documents or other communications regarding operation, dispatch, scheduling and other matters regarding any Unassigned Agreement and provided to UPC, directly to Mirant or in a manner directed by Mirant. To the extent that UPC receives any such materials relating to the Unassigned Agreements, UPC agrees promptly to advise Mirant of such receipt and thereafter to forward such materials to Mirant at the address set forth in Section 11.2 of the Agreement, or in such other manner as may reasonably be agreed upon by the Parties in writing.

Section 5.2  Enforcement of the Unassigned Agreements.

     Upon the request of Mirant, UPC shall make reasonable efforts to enforce the provisions of any Unassigned Agreement, or to otherwise support Mirant in any dispute thereunder, provided, however, that UPC shall be compensated for its reasonable costs associated with such efforts. Such costs shall include, but are not limited to, costs arising from the employment of any counsel, consultants or experts, and the internal costs associated with personnel of UPC who devote time to any such matter; provided that UPC shall consult with Mirant prior to incurring any such costs to provide Mirant an opportunity to select any counsel, consultants or experts and, to the extent possible, obtain an estimate of total expected costs. The costs incurred by UPC to be reimbursed to it by Mirant under this Section shall be payable by Mirant within fifteen (15) days following its receipt of an invoice therefor from UPC.

Section 5.3  Interim Conduct of Business.

     (a) Except to the extent Mirant otherwise consents in writing, during the period from the date of this Agreement to the Effective Date, UPC shall (i) conduct its business with respect to the Power Supply Agreements in the ordinary course of business consistent with the past practices of UPC or its Affiliates and with Good Utility Practice, (ii) use all reasonable efforts to preserve intact such agreements, (iii) not consent to the incurrence of any material obligation with respect to any of such agreements, and (iv) endeavor to preserve the goodwill of and relationships with the Suppliers and other owners. Without limiting the generality of the foregoing, without the prior written consent of Mirant, UPC shall not agree to modify, amend or terminate any Power Supply Agreement in any respect.

     (b) Between the date hereof and the Effective Date, the Parties shall reasonably cooperate to effect an orderly and efficient transfer of the Assigned Agreements and the Entitlements from UPC to Mirant. In furtherance of the foregoing, UPC shall afford to Mirant access to UPC's books and records relating to the Power Supply Agreements during UPC's normal business hours and on reasonable notice.

                                   APPENDIX 1

                              ENTITLEMENT PAYMENTS



Period            Months            Payment Amount

Months 1-12       5/03-4/04          $1,240,000


Months 13-36      5/04-4/06          $  880,000


Months 37-90      5/06-10/10         $  400,000

No Entitlement Payments will be due following the ninetieth such payment, even if Supplier Payments remain to be made after such ninetieth payment is made.

                                    EXHIBIT B

                      TRANSITION AND DEFAULT SERVICE SUPPLY

                             ARTICLE 1. DEFINITIONS

     Capitalized terms used and not otherwise defined in this Exhibit B shall have the meanings given such terms either in Exhibit C or elsewhere in this Agreement.

                    ARTICLE 2. OBLIGATIONS OF UES AND MIRANT

Section 2.1  Obligations of UES

(a) UES shall buy and receive Transition Service Power and Default Service Power from Mirant in accordance with Article 3 of this Exhibit B for the duration of the respective Transition Service Term and Small Customer Default Service Term and Large Customer Default Service Term in accordance with Article 2 of this Exhibit B.

(b) UES shall calculate the amount due on a monthly basis and pay Mirant for Transition Service Power and Default Service Power in accordance with
     Article 4 of this Exhibit B.

(c) UES shall estimate and report Mirant's Transition Service Load and Mirant's Default Service Load pursuant to this Exhibit B in accordance with Article 5 of this Exhibit B.

(d) UES shall acquire and be responsible for the costs of Local Network Service ("LNS") required for the delivery of Transition Service Power and Default Service Power to the Delivery Points, which provides for transmission and/or distribution over the Non-PTF Facilities as may be required to serve the Default Service Load and Transition Service Load; provided, however, that such costs shall not include losses calculated by NEPOOL or included in NEPOOL Locational Marginal Pricing.

(e) UES shall acquire and be responsible for the costs of Regional Network Service ("RNS") which provides for transmission over the PTF as may be required to serve the Default Service Load and Transition Service Load.

(f) UES shall be responsible for all transmission and distribution arrangements from the Delivery Points to its retail customers.

(g) UES shall be responsible for the distribution and resale to its retail customers of the electricity delivered hereunder and the collection of any payments consequently due from those customers. Failure of UES to fully collect such payments shall not excuse UES from its obligations to pay Mirant for deliveries hereunder.

(h) UES shall be responsible for soliciting a replacement supply contract for Default Service Power for the Small Customer Group whose planned effective date shall be the first May 1 or November 1 that is at least ninety (90) days later than the date when the Small Customer Group Default Service Load first reaches the level of five (5) megawatts; provided, however, that in no event shall a replacement supply contract be procured for an effective date prior to May 1, 2004. UES shall also be responsible for soliciting a replacement supply contract for Default Service Power for the Large Customer Group whose planned effective date shall be the first May 1 or November 1 that is at least ninety (90) days later than the date when the Large Customer Group Default Service Load first reaches the level of five
     (5) megawatts; provided, however, that in no event shall a replacement supply contract be procured for an effective date prior to May 1, 2004.

(i) UES agrees to provide such data, information and other materials and assistance as Mirant shall reasonably request from time to time to enable Mirant to perform its obligations hereunder, including, without limitation, historical load data, customer characteristics and rate class designations, load shape information, demand data and customer attrition data as may be available from time to time.

(j) To the extent UES is entitled to any auction revenue rights (including, without limitation, qualified upgrade awards) or other congestion related rights (the "Rights") as a result of serving the Default Service Load or Transition Service Load, UES shall promptly inform Mirant and shall offer to transfer or assign such Rights to Mirant. Upon Mirant's request, UES shall take all necessary actions to transfer or assign such Rights to Mirant. Following the Effective Date, Mirant shall be entitled to any revenues associated with the Rights.

(k) UES shall be responsible for Attribute Laws reporting to New Hampshire regulatory agencies and any required reporting to retail customers. UES shall also be responsible for notifying Mirant of any New Hampshire regulatory proceedings with respect to Attribute Laws, promptly following UES becoming aware of such proceedings.

(l) UES shall notify Mirant of any changes to the Default Service Load or the Transition Service Load as often as possible, and no less often than monthly.

(m) To the extent that NEPOOL, ISO-NE or RTO rules require that any of the items listed in this Exhibit B as an obligation of UES be billed directly to Mirant, UES shall compensate Mirant for such expenses.

(n) UES shall comply with all other terms and conditions which are stipulated by this Exhibit B.

Section 2.2  Obligations of Mirant

(a) Mirant shall sell and deliver to the Delivery Points Transition Service Power and Default Service Power in accordance with Article 3 of this Exhibit B for the duration of the respective Transition Service Term and Small Customer Default Service Term and Large Customer Default Service Term in accordance with Article 4 of this Exhibit B.

(b) Mirant shall be the supplier of Transition Service Power and Default Service Power and shall be responsible for all present and future requirements and associated costs imposed, allocated or charged by NEPOOL, ISO-NE or any RTO (and associated market rules) with respect to Transition Service Power and Default Service Power being provided on a wholesale basis by Mirant to UES hereunder. These requirements and costs may include, but are not limited to, installed capability, energy, scheduling and regulation. Notwithstanding the foregoing, Mirant shall not be responsible for any costs or charges associated with LNS or RNS required to supply Transition Service Power and Default Service Power.

(c) Mirant shall be responsible for all costs and losses associated with delivery of Transition Service Power and Default Service Power to the Delivery Points, including losses calculated by NEPOOL or included in NEPOOL Locational Marginal Pricing, excepting only the costs of LNS and RNS as specified in Sections 2.1(d) and (e) of this Exhibit B.

(d) To the extent that NEPOOL, ISO-NE or RTO rules require that any of the items listed in this Exhibit B as an obligation of Mirant be billed directly to UES, Mirant shall compensate UES for such expenses.

(e) UPC acknowledges and agrees that Mirant shall not be responsible for reductions in Transition Service Load or Default Service Load as a result of problems or limitations on the NEPOOL transmission system which prevent or impair delivery of electricity to the Delivery Points.

(f) Mirant shall be responsible for transferring data required by any Attribute Laws to the UES NEPOOL Generator Information System account. To the extent the Attribute Laws require UES to have attributes associated with Transition Service Load and Default Service Load, Mirant shall be responsible for the cost to acquire such attributes and shall transfer such required attributes to the UES Generator Information System account.

(g)  Mirant shall comply with all other terms and conditions of this Exhibit B.

                    ARTICLE 3. SALE AND PURCHASE; LOAD GROWTH

(a)  Mirant shall sell and deliver to the Delivery Points, in accordance with
     Section 5.1 of this Exhibit B, and UES shall purchase and receive, Transition Service Power during the Transition Service Term and Default Service Power during the Small Customer Default Service Term and Large Customer Default Service Term. The price for such sale and purchase shall be as set forth in Section 4.1 of this Exhibit B. The quantities of Transition Service Power and Default Service Power shall be determined on the basis of Section 5.3 of this Exhibit B.

(b) Mirant shall be obligated to supply Default Service Power and Transition Service Power as required by the Default Service Load and Transition Service Load at all times during the Small Customer Default Service Term and Large Customer Default Service Term and the Transition Service Term. In other words, Mirant shall supply Default Service Power and Transition Service Power to follow the changes in the demand of the Default Service Load and Transition Service Load.

     If during any hour the amount of the Actual Power Demand (as defined below) of either customer group exceeds the applicable Excess Power Trigger, such amount shall constitute Excess Power and shall be charged to UES at a price equal to the price determined in accordance with Article 4 of this Exhibit B that would otherwise be chargeable pursuant to this Agreement, plus or minus an amount determined (on a kWh basis) in accordance with the following formula: the energy clearing price of ISO-NE at the New Hampshire Load Zone for that hour plus $.005 per kWh, less the price that would otherwise be applicable as set forth in Article 4 of this Exhibit B. Any positive difference shall be charged to UES, and any negative difference shall be credited to UES.

     Base Peak Demand for each customer group for each Contract Period shall be equal to the actual peak demand experienced by UES for such customer group in calendar year 2002 multiplied by 103%, compounded annually, for each Contract Period. The Excess Power Trigger for each customer group for each Contract Period shall equal 105% of the Base Peak Demand in each such Contract Period. Appendix B to this Exhibit B sets forth the applicable levels of Base Peak Demand and Excess Power Triggers. For purposes of this
     Section 3(b), Actual Power Demand for each customer group shall mean the sum of the reported hourly loads for both the Default Service Load and the Transition Service Load.

     In the event NEPOOL implements nodal pricing for load during the term of this Agreement, the Actual Power Demand for each Customer Group will be calculated as the sum of the Transition Service Loads and Default Service Loads at each reported node. The Excess Power Price will be calculated as the weighted average price at each of the reported nodes.

                          ARTICLE 4. PRICE AND BILLING

Section 4.1  Price

(a) For each kilowatt-hour of Transition Service Power for the Small Customer Group that Mirant delivers to the Delivery Points in a Contract Period, as determined in accordance with Section 5.3 of this Exhibit B, UES shall pay Mirant a price, in cents per kilowatt-hour, equal to the following amounts for the applicable Contract Period:

         Contract Period                                  Cents per kWh
              1                                             4.761 cents
              2                                             4.916 cents
              3                                             5.227 cents

(b) For each kilowatt-hour of Default Service Power for the Small Customer Group that Mirant delivers to the Delivery Points in a Contract Period, as determined in accordance with Section 5.3 of this Exhibit B, UES shall pay Mirant a price, in cents per kilowatt-hour, equal to the following amounts for the applicable Contract Period:

         Contract Period                                  Cents per kWh
              1                                             4.761 cents
              2                                             4.916 cents
              3                                             5.227 cents

(c) For each kilowatt-hour of Transition Service Power for the Large Customer Group that Mirant delivers to the Delivery Points in a Contract Period, as determined in accordance with Section 5.3 of this Exhibit B, UES shall pay Mirant a price, in cents per kilowatt-hour, equal to the following amounts for the applicable Contract Period:

         Contract Period                                  Cents per kWh
              1                                             4.991 cents
              2                                             5.154 cents

(d) For each kilowatt-hour of Default Service Power for the Large Customer Group that Mirant delivers to the Delivery Points in a Contract Period, as determined in accordance with Section 5.3 of this Exhibit B, UES shall pay Mirant a price, in cents per kilowatt-hour, equal to the following amounts for the applicable Contract Period; provided, that during the months of June, July and August of each Contract Period, the following amounts shall be increased by 1.5 cents:

         Contract Period                                  Cents per kWh
              1                                             4.991 cents
              2                                             5.154 cents

Section 4.2  Payment

     (a) On or before the tenth (10th) day following the end of each month in which Mirant provides UES with Transition Service Power and Default Service Power pursuant to this Exhibit B, UES shall calculate the preliminary amount due and payable to Mirant pursuant to this Article 4 with respect to the preceding month. The calculation shall be provided to Mirant. The preliminary amount payable shall be calculated as the sum of (i) the product of the applicable prices specified in Sections 4.1(a) and (c) of this Exhibit B, for the applicable Contract Period, and the preliminary quantities of Transition Service Power for the Small Customer Group and Large Customer Group, respectively, delivered by Mirant to the Delivery Points in the month, as determined in accordance with Section 5.3(c) of this Exhibit B, plus (ii) the product of the applicable prices specified in Sections 4.1(b) and (d) of this Exhibit B, for the applicable Contract Period, and the preliminary quantities of Default Service Power for the Small Customer Group and Large Customer Group, respectively, delivered by Mirant to the Delivery Points in the month, as determined in accordance with
          Section 5.3(c) of this Exhibit B.

     (b) UES shall pay Mirant any preliminary amounts due and payable on or before the twentieth (20th) day of the month (or on the next business day if the 20th day of the month falls on a holiday or a weekend) in which a calculation is made pursuant to Section 4.2(a) of this Exhibit
          B. If all or any part of any preliminary amount due and payable pursuant to Section 4.2(a) of this Exhibit B shall remain unpaid thereafter, interest shall thereafter accrue at the Interest Rate and be payable to Mirant on such unpaid amount from the due date to the date of payment. Any disputed invoiced amounts, except amounts which are manifestly inaccurate or are not reasonably supported by documentation, shall be paid in full on the applicable payment due date, subject to later return together with interest accrued at the Interest Rate until the date paid. With respect to any error in a calculation (whether the amount is paid or not) or payment, any overpayment or underpayment shall be refunded or paid up, as appropriate.

     (c) Preliminary payment amounts calculated pursuant to Section 4.2(a) of this Exhibit B shall be subject to positive or negative reconciliation adjustments in subsequent months in order to reflect the revised quantities determined in accordance with Section 5.3(d) of this Exhibit B. The reconciliation adjustment applicable to a given month shall be calculated as the difference between (i) the final payment amount for that month, computed according to the formula in Section 4.2(a) of this Exhibit B, but substituting the revised quantities determined under Section 5.3(d)of this Exhibit B for the preliminary quantities determined under Section 5.3(c) of this Exhibit B, and (ii) the preliminary payment amount previously computed for that month. UES shall apply any reconciliation adjustment to Mirant's account no later than the last day of the third month following the billing month, without interest.

Section 4.3  Taxes, Fees and Levies; Sales for Resale

(a) Mirant shall be obligated to pay all present and future taxes, fees and levies that may be assessed upon Mirant by any entity upon the sale of Transition Service Power and Default Service Power to UES or any component thereof. To the extent such taxes, fees, and levies are allowed to be, and are actually, recovered by UES from its customers, UES shall reimburse Mirant for such taxes, fees and levies paid by Mirant.

(b) All electricity delivered by Mirant to UES hereunder shall be sales for resale, with UES reselling such deliveries. UES shall obtain and provide Mirant with any certificates reasonably requested by Mirant to evidence that the deliveries hereunder are sales for resale.

             ARTICLE 5. DELIVERY, LOSSES, AND DETERMINATION OF LOADS

Section 5.1  Delivery

All electricity shall be delivered by Mirant to UES at the Delivery Points. Title shall pass to UES at the Delivery Points and Mirant shall not incur any expense or risk beyond the Delivery Points.

Section 5.2  Losses

Hourly losses to the Delivery Points, between the Delivery Points and the corresponding metering points (as indicated in Appendix A to this Exhibit B), if different, and between such metering points and UES's retail distribution meters shall be determined in accordance with NEPOOL's and UES's approved procedures for loss determination.

Section 5.3  Determination and Reporting of Loads

(a) UES shall estimate Mirant's Transition Service Load and Mirant's Default Service Load at the Delivery Points for each hour based upon UES's actual total hourly load, typical load profiles developed for each customer rate class, actual metered data as available, NEPOOL's and UES's approved procedures for loss determination as adjusted to include distribution and non-PTF losses (the "Estimation Process").

(b) UES shall report the hourly load estimates determined using the Estimation Process to ISO-NE and Mirant. UES shall use commercially reasonable efforts to report all such hourly load estimates by 1300 hours of the second following business day, or at such other time as may be required by ISO-NE or applicable

     NEPOOL Market Rules and Procedures. The reporting format to Mirant for such estimates shall be the same as the reporting format to ISO-NE.

(c) At the end of each month, UES shall sum for all hours of the month the hourly load estimates for Mirant's Transition Service Load and for Mirant' Default Service Load determined by the Estimation Process. For purposes of
     Section 4.2(a) and Section 4.2(b) of this Exhibit B, these sums shall be deemed to be the preliminary quantities of Transition Service Power and Default Service Power, respectively, delivered by Mirant to the Delivery Points in the month.

(d) To refine the preliminary estimates of Transition Service Load and Default Service Load developed using the Estimation Process, a monthly calculation shall be performed to reconcile the estimates to actual metered customer usage. The revised load estimates resulting from this reconciliation shall be reported to ISO-NE and Mirant as required to adjust Mirant's settlement obligations to NEPOOL. UES shall also sum for all hours of the month the revised hourly load estimates for Mirant's Transition Service Load and Mirant's Default Service Load. For purposes of Section 4.2(c) of this Exhibit B, these monthly sums shall be deemed to be the final quantities of Transition Service Power and Default Service Power, respectively, delivered by Mirant to the Delivery Points in the month.

                            ARTICLE 6. FORCE MAJEURE

Section 6.1  Force Majeure Standard

The Parties shall be excused from performing their respective obligations under this Exhibit B (but not under any other provision of this Agreement) and shall not be liable in damages or otherwise, if and only to the extent that they are unable to so perform or are prevented from performing by an event of force majeure.

Section 6.2  Force Majeure Definition

An event of force majeure means an event or circumstance that prevents or unduly frustrates the performance by a Party of its obligations under this Exhibit B which is not within the reasonable control of, or the result of the negligence of, the claiming Party and which by the exercise of due diligence the claiming Party is unable to overcome or avoid ("Force Majeure"). Force Majeure includes, without limitation, hurricanes, tornadoes, flood, lightning, drought, earthquake, fire, explosion, terrorist attack, civil disturbance, strikes, acts of God, acts of the public enemy, orders, directives, restraints and requirements of the government and governmental agencies, either federal, state or local, civil or military, an emergency condition declared by ISO-NE or any RTO, or any other cause beyond a Party's control. Force Majeure shall not include (i) events affecting the availability or cost of operating any generating facility, (ii) changes in market conditions which cause the price of energy or capacity to fluctuate including, without limitation, weather, fuel prices and supply and demand, or (iii) the inability of Mirant to make a profit or avoid a loss in performing its obligations under this Exhibit B.

Section 6.3  Obligation to Diligently Cure Force Majeure

If any Party shall rely on the occurrence of an event or condition described in
Section 6.2 of this Exhibit B as a basis for being excused from performance of its obligations under this Exhibit B, then the Party relying on the event or condition shall:

     (i) Provide written notice to the other Party promptly but in no event later than five (5) days of the occurrence of the event or condition giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder;

     (ii) Exercise all reasonable efforts to continue to perform its obligations hereunder;

     (iii) Expeditiously take reasonable action to correct or cure the event or condition excusing performance, provided that settlement of strikes or other labor disputes shall be completely with the sole discretion of the Party affected by such strike or labor disputes;

     (iv) Exercise all reasonable efforts to mitigate or limit damages to the other Party to the extent such action shall not adversely affect its own interests; and

     (v) Provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance.

                              ARTICLE 7. REGULATION

Section 7.1  Laws and Regulations

The prices for service specified in Section 4.1 of this Exhibit B shall remain in effect for the term of the Agreement, and shall not be subject to change through application to the FERC pursuant to the provisions of Section 205 or
Section 206 of the Federal Power Act. Absent the agreement of the Parties to any proposed change to this Exhibit B, the standard of review for any proposed changes to this Exhibit B by a Party, a non-party or the FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. (1956) (the "Mobile-Sierra" doctrine).

Section 7.2  NEPOOL Requirements

Implementation and performance of the Parties' obligations under this Exhibit B must comply with all NEPOOL Market Rules and Operating Procedures and FERC rules and regulations (collectively "Rules"). If, during the term of this Agreement,
(i) the NEPOOL Agreement is terminated or amended in a manner that would eliminate or materially alter a Rule affecting a right or obligation of a Party hereunder,
(ii) a Rule is eliminated or materially altered by NEPOOL, ISO-NE, an RTO or other regulatory or administrative entity having jurisdiction over or responsibility for the Rule or Rules, or (iii) FERC implements new market rules including, without limitation, rules issued pursuant to its Standard Market Design rulemaking in FERC Docket No. RM01-12-000, the Parties agree to negotiate in good faith in an attempt to amend this Exhibit B to incorporate a Replacement Rule ("Replacement Rule"). The intent of the Parties is that any such Replacement Rule reflect, as closely as possible, the intent of this Exhibit B and the intent and substance of the Rule being replaced as such Rule was in effect prior to such termination or amendment of the NEPOOL Agreement or elimination, alteration, or addition of a Rule. If the Parties are unable to reach agreement on such an amendment, the Parties agree to submit the matter to arbitration under the terms of Article 11 of this Agreement.

Section 7.3  Changes to UES's Tariff

UES shall provide Mirant prior written notice of any proposed change to its Tariff for Electric Service or any other of tariff related to UES on file with the NHPUC.

                                   APPENDIX A
                                 DELIVERY POINTS

                         Nominal Delivery                                     Nominal
Delivery Point           Voltage                    Metering Point            Metering Voltage


Garvins                  3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

Concord Steam (1)        3(phi), 4 wire,            At Connection Point       3(phi), 4 wire,
                         7.9/13.8 kV                                          7.9/13.8 kV
New Hampshire Hydro

   Lower Penacook        3(phi), 4 wire,            At Connection Point       3(phi), 4 wire,
   Falls (1)             19.9/34.5 kV                                         19.9/34.5 kV

   Upper                 3(phi), 4 wire,            At Connection Point       3(phi), 4 wire,
   Penacook Falls (1)    19.9/34.5 kV                                         19.9/34.5 kV

Briar Hydro (1)          3(phi), 4 wire,            At Connection Point       3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

SES Concord Company      3(phi), 4 wire,            At Connection Point       3(phi), 4 wire,
L.P. (1)                 19.9/34.5 kV                                         19.9/34.5 kV

Hollis (Plains)          3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

Penacook                 3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

Danville                 3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

Guinea Road              3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

Kingston                 3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

Timber Swamp             3(phi), 4 wire,            At Delivery Point         3(phi), 4 wire,
                         19.9/34.5 kV                                         19.9/34.5 kV

(1) PSNH small power producer purchase delivery points.

NOTE: Delivery Points may be added or eliminated from time to time. A 34.5 kV Delivery Point is expected to be added in Stratham, NH in 2003.

                                   APPENDIX B
                            EXCESS POWER CALCULATION



               Base Peak Demand                   Excess Demand Trigger

               -----------                                ------------
                     3.0%                                        5.0%
               -----------                                ------------

                 Large       Small                  Large       Small
                Customer   Customer               Customer    Customer
                 Group       Group                  Croup       Group

          2002    72.3       191.4
          2003    74.5       197.1                   78.2       207.0
          2004    76.7       203.0                   80.5       213.2
          2005               209.1                              219.6

                                    EXHIBIT C

                                   DEFINITIONS

     Where capitalized terms used in this Agreement are defined in the NEPOOL Agreement and are not otherwise defined herein, such definitions are expressly incorporated into this Agreement by reference.

     "Affiliate" of a Party shall mean any corporation, partnership, limited liability company or business trust (i) 25% or more of the equity securities of which are owned, directly or indirectly, by such Party, (ii) which owns, directly or indirectly, 25% or more of the equity securities of such Party, or
(iii) 25% or more of the equity securities of which are owned, directly or indirectly, by any other corporation, partnership, limited liability company or business trust which is an Affiliate of such Party pursuant to the foregoing clauses (i) or (ii).

     "Amended System Agreement" means UPC's rate schedule known as the Amended Unitil System Agreement, Supplement No. 2 to Rate Schedule FERC No. 1. The Amended System Agreement is a reconciling cost-of-service rate schedule under which UPC collects contract release payments and other payments due from UES.

     "Assigned Agreements" means the contracts listed in Exhibit G, Section 1 of this Agreement and Unassigned Agreements which become Assigned Agreements pursuant to Section 2.5 of Exhibit A of this Agreement.

     "Attribute Laws" shall mean feature and disclosure requirements of power supply sourcing applied to retail loads, as mandated by New Hampshire's electricity restructuring laws. These requirements may relate to characteristics including, but not limited to, emissions, fuel sources or labor characteristics.

     "Capacity and Associated Energy" means the kilowatts of electricity to be available, and the associated electric energy and ancillary services produced, pursuant to the terms of each Unassigned Agreement, and shall be deemed to include all benefits associated therewith, including any generation attributes (such as those that may pertain to NEPOOL's Generation Information System and all rights or entitlements with respect thereto assigned by NEPOOL, the Northeast Power Coordinating Council, the North American Electric Reliability Council, ISO-New England, Inc. or the successor of any of them, and any allowances, air emission credits and similar authorizations or rights associated with the Units; provided, that UPC shall receive the sole benefit of (and retain the liability for) any billing adjustments with respect to periods occurring prior to the Effective Date and any payments to the extent related to Excluded Liabilities.

     "Commencement Date of Service" shall mean 12:01 a.m. on May 1, 2003.

     "Contract Period" shall mean Contract Period 1, Contract Period 2 or Contract Period 3, as required by context.

     "Contract Period 1" shall mean the period commencing on the Commencement Date of Service and ending April 30, 2004.

     "Contract Period 2" shall mean the period commencing May 1, 2004 and ending April 30, 2005.

     "Contract Period 3" shall mean the period commencing May 1, 2005 and ending April 30, 2006.

     "Default Service" shall have the meaning as defined in UES's Tariff for Electric Service in the State of New Hampshire as amended from time to time.

     "Default Service Load" shall mean the total quantities of electric energy consumed by UES's Default Service customers in the Small Customer Group and Large Customer Group as those quantities vary over time (minute by minute, hour by hour and day by day), adjusted upward to include the associated losses from the Delivery Points to the points of end-use. Load variations encompassed in this requirement include changes in customer demand for any reason, including, but not limited to, seasonal factors, daily load fluctuations, retail competition, increased usage, demand side management activities, extremes in weather, etc., but shall not include changes in customer demand resulting from a material expansion of the Buyer's franchise service territory from that in existence on the date of this Agreement. The units of load may be kilowatts, kilowatt-hours or any combination or multiple thereof, as required by context.

     "Default Service Power" shall mean the generation and delivery to the Delivery Points of the quantities of electric energy, capacity and ancillary services required by UES to meet Mirant's Default Service Load as that load varies over time (minute by minute, hour by hour and day by day).

     "Delivery Points" shall mean the points of interconnection between Public Service Company of New Hampshire and UES, as specified in Appendix A to Exhibit B to this Agreement.

     "Effective Date" shall mean May 1, 2003.

     "Entitlement(s)" means UPC's right to receive the Capacity and Associated Energy under the Unassigned Agreements during the respective terms thereof, together with all rights of UPC thereunder relating to Capacity and Associated Energy, including any right UPC may have to dispatch the applicable Units under any of the Unassigned Agreements.

     "Entitlement Payment" shall have the meaning set forth in Section 3.2 of Exhibit A.

     "Excluded Liabilities" shall have the meaning given such term in Section
3.3 of Exhibit A.

     "Event of Default" with respect to Mirant, on the one hand, or UES and/or UPC on the other shall have the meaning set forth in Sections 8.1 and 8.2, respectively, of this Agreement.

     "FERC" means the Federal Energy Regulatory Commission or such successor federal regulatory agency as may have jurisdiction over this Agreement.

     "Good Utility Practice" means any of the applicable practices, methods and acts (i) required by NEPOOL, the Northeast Power Coordinating Council, the North American Electric Reliability Council, ISO New England, Inc. or the successor of any of them; (ii) required by the policies and standards of state regulatory authorities having jurisdiction relating to emergency operations or otherwise required by applicable law; or (iii) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period; which in each case in the exercise of reasonable judgment in light of the facts known or that should have been known at the time a decision was made, could have been expected to accomplish the desired result in a manner consistent with law, regulation, safety, environmental protection, economy, and expedition. Good Utility Practice is intended to be acceptable practices, methods or acts generally accepted and lawful in the region, and is not intended to be limited to the optimum practices, methods or acts to the exclusion of all others.

     "Guarantor" means Mirant Corporation, a Delaware corporation.

     "Guaranty" means the Guaranty Agreement substantially in the form of Exhibit D to this Agreement.

     "Interest Rate" shall mean a per annum rate of interest equal to the Prime Rate plus two (2) percentage points (2%); provided, the Interest Rate shall never exceed the maximum rate permitted by law.

     "ISO-NE" shall mean the ISO New England, Inc. and any successor entity.

     "kWh" shall mean kilowatt-hour.

     "Large Customer Default Service Term" shall begin on the Commencement Date of Service and extend through April 30, 2004 and for such further period, if any, until the date a replacement supply contract for Default Service Power becomes effective in accordance with the provisions of Section 2.1(h) of Exhibit B to this Agreement or April 30, 2005, whichever comes first.

     "Large Customer Group" shall mean all of UES's retail electric distribution service customers taking electric service under UES's G-1 Rate Class, as defined in UES's Tariff for Electric Service in the State of New Hampshire.

     "NEPOOL" means the New England Power Pool or its successor.

     "NEPOOL Agreement" shall mean the New England Power Pool Agreement dated as of September 1, 1971, as amended or restated from time to time.

     "NEPOOL Open Access Transmission Tariff" shall mean the NEPOOL Open Access Transmission Tariff, as restated or amended from time to time.

     "Net Worth" of an entity means the consolidated total assets less consolidated total liabilities of such entity as reflected on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied.

     "NHPUC" means the New Hampshire Public Utilities Commission.

     "Non-PTF Facilities" shall mean the transmission and distribution facilities of Public Service Company of New Hampshire, or its successor, that are not categorized as PTF.

     "Power Supply Agreement(s)" means the power supply agreements listed in Exhibit G to this Agreement.

     "Prime Rate" shall mean a rate which shall be fixed on a quarterly basis based upon the rate most recently reported in The Wall Street Journal under the heading "Money Rates" on or after the first business day of the calendar quarter as the "prime rate". If more than one rate is reported therein, the average of the reported rates shall be used.

     "PTF" shall mean facilities categorized as Pool Transmission Facilities under the NEPOOL Agreement.

     "RTO" shall mean any regional transmission organization or other entity established, and approved by the FERC, with authority over transmission services, facilities or tariffs covering at least the New England control area.

     "Small Customer Default Service Term" shall begin on the Commencement Date of Service and extend through April 30, 2004 and for such further period, if any, until the date a replacement supply contract for Default Service Power becomes effective in accordance with the provisions of Section 2.1(h) of Exhibit B to this Agreement or April 30, 2006, whichever comes first.

     "Small Customer Group" shall mean all of UES's retail electric distribution service customers except customers taking service under UES's G-1 Rate Class, as defined in UES's Tariff for Electric Service in the State of New Hampshire.

     "Supplier" means the party (or parties) with whom UPC has contracted for the purchase and sale of Capacity and Associated Energy under a Power Supply Agreement.

     "Supplier Payment" shall have the meaning set forth in Section 3.1 of Exhibit A to this Agreement.

     "Transition Service" shall have the meaning as defined in UES's Tariff for Electric Service in the State of New Hampshire as amended from time to time.

     "Transition Service Load" shall mean the total quantities of electric energy consumed by UES's Transition Service customers in the Small Customer Group and Large Customer Group as those quantities vary over time (minute by minute, hour by hour and day by day), adjusted upward to include the associated losses from the Delivery Points to the points of end-use. Load variations encompassed in this requirement include changes in customer demand for any reason, including, but not limited to, seasonal factors, daily load fluctuations, retail competition, increased usage, demand side management activities, extremes in weather, etc., but shall not include changes in customer demand resulting from a material expansion of the Buyer's franchise service territory from that in existence on the date of this Agreement. The units of load may be kilowatts, kilowatt-hours or any combination or multiple thereof, as required by context.

     "Transition Service Power" shall mean the generation and delivery to the Delivery Points of the quantities of electric energy, capacity and ancillary services required by UES to meet Mirant's Transition Service Load as that load varies over time (minute by minute, hour by hour and day by day).

     "Transition Service Term" shall begin on the Commencement Date of Service and extend through April 30, 2005 for the Large Customer Group and through April 30, 2006 for the Small Customer Group.

     "Unassigned Agreements" means those Power Supply Agreements listed in Exhibit G, Section 2 to this Agreement.

     "Unit" means a generating unit specifically identified in a Power Supply Agreement as the source of the Capacity and Associated Energy provided pursuant to the terms of that Power Supply Agreement.

                                    EXHIBIT D

                                    GUARANTY

     This Guaranty (this "Guaranty"), dated as of __________, 2003, is given by Mirant Corporation, a Delaware corporation ("Guarantor"), in favor of Unitil Power Corp. and Unitil Energy Systems, Inc. (collectively referred to herein as the "Company").

                                    RECITALS

     WHEREAS, Mirant Americas Energy Marketing, LP, a Delaware limited partnership corporation and a wholly-owned subsidiary of Guarantor ("Buyer"), has entered into the Portfolio Sale and Assignment and Transition Service and Default Service Supply Agreement dated as of February 25, 2003, with the Company (the "Agreement"), pursuant to which Buyer has agreed to purchase and the Company has agreed to sell certain entitlements with respect to Capacity and Associated Energy, and the Buyer has agreed to sell and the Company has agreed to purchase certain wholesale power supplies, as more particularly set forth therein; and

     WHEREAS, subject to the limitations set forth herein, Guarantor has agreed to guarantee the obligations of Buyer under the Agreement; and

     WHEREAS, the Company will rely on this Guaranty in performing its obligations under the Agreement; and

     WHEREAS, Guarantor will benefit from the transactions contemplated by the Agreement.

     NOW, THEREFORE, Guarantor agrees as follows:

I. Definitions. Capitalized terms used herein shall have the meanings assigned to them herein or, if not defined herein, then such terms shall have the meanings assigned to them in the Agreement.

II. Guaranty.

(a) Subject to the provisions hereof, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company, as primary obligor and not merely as a surety, the full and prompt payment when due of all obligations of Buyer under the Agreement (all of such obligations collectively, the "Guaranteed Obligations"). To the extent that the Buyer shall fail to pay any Guaranteed Obligations, Guarantor shall promptly pay to the Company the amount due. This Guaranty shall constitute a guaranty of payment and not of collection.

(b) The aggregate amount covered by this Guaranty in respect of the Agreement shall not exceed Twenty Million U.S. Dollars ($ 20,000,000).

III. Guaranty Absolute. The liability of Guarantor under this Guaranty shall be unaffected by:

     A. any lack of validity of the Agreement which is caused by an act or failure to act of Buyer or Guarantor;

     B. the occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to Buyer or any other Person (for purposes hereof, "Person" shall include any natural person, corporation, partnership, firm, association, governmental authority or any other entity whether acting in an individual, fiduciary or other capacity), or the dissolution, liquidation or winding up of Buyer or any other Person;

     C. any amendment, supplement, reformation or other modification of the Agreement;

     D. the exercise, non-exercise or delay in exercising, by the Company or any other Person of any of their rights and remedies under this Guaranty or the Agreement;

     E. any permitted assignment or other transfer of this Guaranty by the Company, or any permitted assignment or other transfer of the Agreement in whole or in part;

     F. any change in control of the Company;

     G. any sale, transfer or other disposition by Guarantor of any direct or indirect interest it may have in Buyer; or

     H. the absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses.

IV. Waiver. In addition to waiving any defenses to which clauses (a) through (g) of Section III may refer:

     A. Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Company of, this Guaranty.

     B. Except as provided in Section VII below, Guarantor waives all notices, diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of security, release of security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Buyer's financial condition, or any other fact which might materially increase the risk to Guarantor hereunder) with respect to the Guaranteed Obligations which are not specifically provided for in the Agreement, and any other demands whatsoever which are not specifically provided for in the Agreement.

     C. Until payment and satisfaction in full of all Guaranteed Obligations, Guarantor irrevocably waives any right it may have to bring a case or proceeding against Buyer by reason of its performance under this Guaranty or with respect to any other obligation of Buyer to Guarantor, under any state or federal bankruptcy, insolvency, reorganization, moratorium or similar laws for the relief of debtors.

V. Representations and Warranties. Guarantor represents and warrants as follows:

     A. Due Organization. Guarantor is a corporation duly organized and validly existing under the laws of state of Delaware.

     B. Power and Authority. Guarantor has full corporate power, authority and legal right to enter into this Guaranty and to perform its obligations hereunder.

     C. Due Authorization. This Guaranty has been duly authorized, executed and delivered by Guarantor.

     D. Enforceability. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     E. No Conflicts. The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations hereunder will not (i) violate the provisions of Guarantor's constituent documents; (ii) violate the provisions of any law applicable to Guarantor or the transactions contemplated hereby; or (iii) result in a breach of or constitute a default under any material agreement to which Guarantor is a party or by which it or its assets or property are bound which breach or default would have a material adverse effect on Guarantor's ability to perform its obligations hereunder.

     F. No Proceedings. There is no action, suit or proceeding at law or in equity or by or before any governmental authority or arbitral tribunal now pending or, to the best knowledge of Guarantor, threatened against Guarantor which reasonably could be expected to have a material adverse effect on Guarantor's ability to perform its obligations under this Guaranty.

VI. Setoffs and Counterclaims. Without limiting Guarantor's own defenses and rights hereunder, and except as otherwise provided in Article III hereof, Guarantor reserves to itself all rights, set-offs, counterclaims and other defenses to which Buyer is or may be entitled to arising from or out of the Agreement or otherwise.

VII. Demands and Notice. If Buyer fails or refuses to pay any Guaranteed Obligations when due, Company shall make a demand upon Guarantor (hereinafter referred to as a "Payment Demand"). A Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Buyer has failed to pay and an explanation of why such payment is due, with a specific statement that Company is calling upon Guarantor to pay under this Guaranty. A Payment Demand satisfying the foregoing requirements shall be deemed sufficient notice to Guarantor that it must pay the Guaranteed Obligations.

VIII. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until all Guaranteed Obligations have been performed or paid in full.

IX. Independent and Separate Obligations. The obligations of Guarantor hereunder are independent of the obligations of Buyer with respect to all or any part of the Guaranteed Obligations and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not any other such obligations exist, whether or not Guarantor is the alter ego of Buyer and whether or not Buyer is joined therein or a separate action or actions are brought against Buyer.

X. Repayment and Reinstatement. If any claim is ever made upon the Company or any Person claiming through the Company for repayment or disgorgement of any amount or amounts received by the Company in payment of the Guaranteed Obligations and the Company or such Person, as the case may be, repays or disgorges all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty, Guarantor shall be and remain liable to the Company or such Person, as the case may be, for the amount so repaid, to the same extent as if such amount had never originally been received by the Company or such Person, as the case may be.

XI. Amendments; Waivers; Etc. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and Guarantor. No delay or failure by the Company to exercise any remedy against Buyer or Guarantor will be construed as a waiver of that right or remedy. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any applicable law.

XII. Severability. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Guaranteed Obligations, the terms of this Guaranty shall remain fully valid and effective. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective.

XIII. Assignment.

(a) Assignability. Guarantor shall not have the right to assign any of Guarantor's rights or obligations under this Guaranty. The Company may, at any time and from time to time, upon written notice to Guarantor, assign, in whole or in part, the rights of the Company hereunder to any Person to whom the Company has assigned its rights or obligations under, and in accordance with the terms of the Agreement, whereupon such assignee shall succeed to all rights of the Company hereunder.

(b) Successors and Assigns. Subject to Section XIII(a) hereof, all of the terms of this instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

XIV. Address for Notices. All notices and other communications provided for hereunder shall be given in accordance with the notice requirements of the Agreement and if to Guarantor, at the address specified below the space for its execution of this Guaranty.

XV. JURISDICTION.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW HAMPSHIRE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDINGS BY THE MAILING OF COPIES OF SUCH PROCESS TO GUARANTOR AT ITS ADDRESS SPECIFIED BELOW THE SPACE FOR ITS EXECUTION OF THIS GUARANTY. GUARANTOR AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

XVI. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT THE CHOICE OF LAW RULES.

XVII. Entire Agreement. This Guaranty contains the complete agreement of Guarantor with respect to the matters contained herein and supersedes all other negotiations or agreements, whether written or oral, with respect to the subject matter hereof.

XVIII. Release. At any time after this Guaranty has been paid and performed in full, the transactions under the Agreement have been performed in full, or this Guaranty otherwise is subject to release in accordance with the terms of the Agreement, if requested by Guarantor, the Company shall return this Guaranty to Guarantor and execute and deliver to Guarantor such release and other documents and take such other reasonable action as Guarantor requests to evidence such satisfaction.

XIX. Limitation of Liability. No shareholder of Guarantor shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Trustees of Guarantor or by any officer, agent or representative elected or appointed by the Trustees and no such contract, obligation or undertaking shall be enforceable against the Trustees or any of them in their or his or her own individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment of satisfaction thereof.

     IN WITNESS WHEREOF, Guarantor has signed this Guaranty under seal effective as of the date first above written.

                                          MIRANT CORPORATION

                                          By:
                                          Name:
                                          Title:


                                          Address:


                                          Attn:
                                          Telephone:
                                          Facsimile:

ACCEPTED AND AGREED:

UNITIL POWER CORP.

By:
Name:
Title:
Address:


Attn:
Telephone:
Facsimile:


UNITIL ENERGY SYSTEMS, INC.

By:
Name:
Title:
Address:


Attn:
Telephone:
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                                    EXHIBIT E

                             GOVERNMENTAL APPROVALS

                    New Hampshire Public Utilities Commission

1 Re Concord Electric Company and Exeter & Hampton Electric Company, Notice of Intent to File Rate Schedules and Proposal to Restructure, Docket DE 01-247, Order Approving Phase I Settlement Agreement (New Hampshire Public Utilities Commission Order No. 24,046, Aug. 28, 2002)

2 Re Concord Electric Company and Exeter & Hampton Electric Company, Notice of Intent to file Rate Schedules and Proposal to Restructure, Docket DE 01-247, Order Approving Phase II Settlement Agreement; Amendment to Phase I Settlement Agreement; and, Denying Motion for Rehearing of Order No. 24,046 (New Hampshire Public Utilities Commission Order No. 24,072, Oct. 25, 2002)

3 Re Unitil Energy Systems, Inc. and Unitil Power Corp., Proposal to Restructure the Unitil Companies, Order Approving Certain Requests by Unitil Companies in Connection with Indicative Round Bidding for the Acquisition of Transition and Default Service (New Hampshire Public Utilities Commission Order No. 24, 118, Jan. 30, 2003)

4 Unitil Energy Systems, Inc., Proposal to Restructure the Unitil Companies, Approval by the New Hampshire Public Utilities Commission of UES Final Tariffs, UES and UPC Amended System Agreement, Final Bidding for Acquisition of Transition and Default Service and Finding that Portfolio Sale and Assignment and Transition Service and Default Service Supply Agreement is Consistent with RSA 374:F and the Public Interest (to be filed)

                       Securities and Exchange Commission

5 Re Unitil Corporation et al, Order Authorizing Merger of Two Utility Subsidiaries of a Registered Holding Company (Securities and Exchange Commission, Release No. 27609, 70-10084, Dec. 2, 2002)

                      Federal Energy Regulatory Commission

6 Concord Electric Co., Exeter & Hampton Electric Co., and Unitil Energy Systems, Inc., Order Authorizing Disposition of Jurisdictional Facilities, FERC Docket EC 02-111-000, 101 FERCP. 62,050 (Oct. 23, 2002)

7 Concord Electric Co., Exeter & Hampton Electric Co., and Unitil Energy Systems, Letter Order Authorizing Changes to Open Access Transmission Tariff, FERC Docket ER03-140 (Dec. 20, 2002


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8    Unitil Energy Systems, Inc., Notice of Succession, FERC Docket ER03-374
     (pending)

9 Unitil Power Corp. and Unitil Energy Systems, Inc., Amended System Agreement, FERC Docket ER03-483 (pending)


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                                    EXHIBIT F

                        EXCEPTIONS TO UPC REPRESENTATIONS

1. Unit Power Agreement Between New England Power Company And Unitil Power Corp., Millstone Point Unit No.3, dated July 30, 1992 as amended, and reflected in the Amended and Restated Unit Power Contract Between New England Power Company and Unitil Power Corp., NEP FERC Electric Rate Schedule, First Revised Volume No. 381 (Amended to replace Millstone Point Unit No. 3 with Vermont Yankee and reflecting the purchase agreement between Vermont Yankee and Entergy Vermont)

     Vermont Yankee Nuclear Power Corporation ("VYNPC") and Entergy Nuclear Vermont Yankee, LLC ("Entergy") are currently negotiating how the Purchase Power Agreement, dated September 6, 2001 ("PPA") will be modeled under NEPOOL Standard Market Design ("SMD"). VYNPC interprets the PPA to provide for delivery of power via an Internal Bilateral Transaction ("IBT"), as defined in NEPOOL Manual 35, at the Vermont Yankee bus. Entergy interprets the PPA to provide for delivery of unit power via Asset Ownership Share ("Ownership Share"), as defined in NEPOOL Manual 35, at the Vermont Yankee bus. The costs and obligations of the PPA are passed to New England Power Company and then to UPC. UPC interprets the PPA to provide for delivery of power via an Asset Ownership Share.

2. Unit Power Agreement Between New England Power Company And Unitil Power Corp., Maine Yankee, dated July 30, 1992 as amended, and reflected in the Amended and Restated Unit Power Contract Between New England Power Company and Unitil Power Corp., NEP FERC Electric Rate Schedule, First Revised Volume No. 382 (Amended to replace Maine Yankee with Vermont Yankee and reflecting the purchase agreement between Vermont Yankee and Entergy Vermont)

     Please refer to the explanation of Exhibit F, Item Number 1, above.

3. Unit Sales Agreement, Dated June 30, 1993, Between The Connecticut Light and Power Company And Unitil Power Corp. (Agreement for the sale of power from the Norwalk Harbor 1 and 2 Units)

     a. UPC is currently negotiating how this contract will be modeled under NEPOOL SMD. The Connecticut Light and Power Company ("CL&P") and their agent of the contract NRG Energy Inc. ("NRG") interprets the contract to provide for delivery of power via an IBT to the Western Massachusetts Electric Company and Public Service Company of New Hampshire border. UPC interprets the contract to provide for delivery of power via a generation Asset Ownership Share (as defined under NEPOOL Manual 35) at the Norwalk Harbor bus.


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     b.   NRG had disputed the Northeast Utilities charges, related to the delivery charge for station service energy associated with the Norwalk Harbor 1 and Norwalk Harbor 2 generators. UPC was notified of this dispute in a letter, dated August 7, 2001. As a result of this dispute, NRG has not billed UPC the Station Service charge, which was stipulated in the Unit Sales Agreement. In an order dated, December 20, 2002, the FERC ruled on this dispute in favor of Northeast Utilities. UPC is still awaiting an invoice from NRG for the appropriate Station Service charge.

4. System Power Sales Agreement, Dated June 27,1994, Between The Connecticut Light And Power Company, Western Massachusetts Electric Company, Holyoke Water Power Company (Including Holyoke Power and Electric Company), Public Service Company of New Hampshire and Unitil Power Corp.

     a. The Connecticut Light And Power Company, Western Massachusetts Electric Company, Holyoke Water Power Company (Including Holyoke Power and Electric Company), Public Service Company (collectively "NU") and their agent under the contract Select Energy, Inc. ("Select") do not have access to hourly availability data of the Millstone 2, Millstone 3, and Seabrook nuclear generating units. Under SMD, the ISO will no longer be providing this information for the settlement of the NU and Select contend that they do not have enough information to price the Base System portion of the contract because of the lack of hourly information. UPC has suggested using the NRC Power Reactor Status Reports, which provides information about nuclear availability on a daily basis rather than an hourly basis. NU and Select and UPC are in the process of negotiating a work-around.

     b. NU and Select and UPC have also not agreed on the appropriate delivery point for both the Base and Intermediate portions of the contract. The System Power Sales Agreement states that the delivery point is the Public Service Company of New Hampshire ("PSNH") border. NU and Select contend that delivery at the Seabrook Station node satisfies this requirement, while UPC contends that the power should be delivered at the Western Massachusetts Electric Company border with PSNH.


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                                    EXHIBIT G

                             POWER SUPPLY AGREEMENTS

I.   ASSIGNED AGREEMENTS

     It is anticipated that no Power Supply Agreements will be Assigned Agreements at the time of the execution of the Agreement.

II.  UNASSIGNED AGREEMENTS

     1. Amended and Restated Purchased Power Agreement between Great Bay Power Corporation (Great Bay Power Marketing, Inc. as assignee) and Unitil Power Corp., made and entered into as of November 1, 2002

     2. Unit Power Agreement Between New England Power Company And Unitil Power Corp., Ocean State Power Units 1 and 2, dated July 30, 1992

     3. Unit Power Agreement Between New England Power Company And Unitil Power Corp., Millstone Point Unit No.3, dated July 30, 1992 as amended, and reflected in the Amended and Restated Unit Power Contract Between New England Power Company and Unitil Power Corp., NEP FERC Electric Rate Schedule, First Revised Volume No. 381 (Amended to replace Millstone Point Unit No. 3 with Vermont Yankee and reflecting the purchase agreement between Vermont Yankee and Entergy Vermont)

     4. Unit Power Agreement Between New England Power Company And Unitil Power Corp., Maine Yankee, dated July 30, 1992 as amended, and reflected in the Amended and Restated Unit Power Contract Between New England Power Company and Unitil Power Corp., NEP FERC Electric Rate Schedule, First Revised Volume No. 382 (Amended to replace Maine Yankee with Vermont Yankee and reflecting the purchase agreement between Vermont Yankee and Entergy Vermont)

     5. Unit Sales Agreement, Dated June 30, 1993, Between The Connecticut Light and Power Company And Unitil Power Corp. (Agreement for the sale of power from the Norwalk Harbor 1 and 2 Units)

     6. Unit Sales Agreement, Dated March 19, 1993, Between Public Service Company of New Hampshire and Unitil Power Corp. (Agreement for the sale of power from the Newington Unit)


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     7.   System Power Sales Agreement, Dated June 27,1994, Between The
          Connecticut Light And Power Company, Western Massachusetts Electric Company, Holyoke Water Power Company (Including Holyoke Power and Electric Company), Public Service Company of New Hampshire and Unitil Power Corp.

     8. Purchased Power Agreement, Dated February 10, 1992, Between The United Illuminating Company And Unitil Power Corp. (Agreement for the sale of power from the Bridgeport Harbor Station No. 3 and the New Haven Harbor Station Units, which was assigned to Wisvest-Connecticut, LLC, now known as PSEG Connecticut LLC).


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                                    EXHIBIT H

                          FORM OF MIRANT LEGAL OPINION

     (1) Mirant is a limited partnership validly existing and in good standing under the laws of the State of Delaware, and the Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Mirant and the Guarantor has the requisite limited partnership or corporate power and authority to carry on its business. Mirant is duly authorized to enter into and perform the Agreement, and the Guarantor is duly authorized to enter into and perform the Guaranty.

     (2) The Agreement has been duly authorized by all necessary action on the part of Mirant, and the Guaranty has been duly authorized by all necessary action on the part of the Guarantor. The Agreement has been duly executed and delivered by Mirant and the Guaranty has been duly executed and delivered by the Guarantor, and each constitutes the legal, valid and binding obligation of Mirant and the Guarantor, respectively, enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

     (3) The execution and delivery by each of Mirant and the Guarantor of the Agreement and the Guaranty are not, and the performance by each of Mirant and the Guarantor of each of their obligations under the Agreement and the Guaranty in accordance with their respective terms will not be, in violation of the Limited Partnership Agreement or Certificate of Limited Partnership of Mirant or the Certificate of Incorporation or By-laws of the Guarantor, and, to our knowledge, do not contravene or result in any breach of any provision of, or constitute a default or result in the creation or imposition of any lien upon the property of either of Mirant or the Guarantor under, any agreement or other instrument to which either of Mirant or the Guarantor is a party or by which either of Mirant or the Guarantor is bound, or, to our knowledge, require the consent or approval of any person except such as have been duly obtained, given or accomplished.

     (4) No consent, exemption, approval or authorization by, or filing with any governmental authority is required in connection with the execution, delivery and performance of the Agreement and the Guaranty by Mirant and the Guarantor, respectively, and the consummation of the transactions contemplated thereby.

     (5) To our knowledge, without conducting a search of any dockets, there are no actions, suits, investigations or proceedings to which either of Mirant or the Guarantor is a party in any United States federal or state court or before any other United States federal or state governmental authority which, if determined adversely to either of Mirant or the Guarantor, would materially and adversely affect the ability of either of Mirant or the Guarantor to execute, deliver and perform its respective obligations under the Agreement and the Guaranty, and neither Mirant nor the Guarantor is, to our knowledge,


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without investigation, in default with respect to any order, judgment or decree of any United States federal or state court or governmental authority to which either is a party or by which either is bound.

     (6) To our knowledge, without conducting a search of any dockets, there are no proceedings pending or threatened against or affecting either of Mirant or the Guarantor before any United States federal or state court or administrative or governmental body which, in the aggregate, if determined adversely to either of Mirant or the Guarantor, would materially and adversely affect the ability of either of Mirant or the Guarantor to execute, and deliver and perform the Agreement or the Guaranty.


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                                    EXHIBIT I

                        FORM OF UPC AND UES LEGAL OPINION

     (1) Each of UES and UPC is a corporation validly existing and in good standing under the laws of the State of New Hampshire. Each of UES and UPC has the requisite corporate power and authority to carry on its business and each is duly authorized to enter into and perform the Agreement.

     (2) The Agreement has been duly authorized by all necessary action on the part of each of UES and UPC, has been duly executed and delivered by each of UES and UPC, and constitutes the legal, valid and binding obligation of each of UES and UPC enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

     (3) The execution and delivery by each of UES and UPC of the Agreement are not, and the performance by each of UES and UPC of each of their obligations under the Agreement in accordance with its terms will not be, in violation of the Articles of Incorporation or By-laws of either of UES or UPC, and, to our knowledge, do not contravene or result in any breach of any provision of, or constitute a default or result in the creation or imposition of any lien upon the property of either of UES or UPC under, any agreement or other instrument to which either of UES or UPC is a party or by which either of UES or UPC is bound, or, to our knowledge, require the consent or approval of any person except such as have been duly obtained, given or accomplished.

     (4) The execution, delivery and performance of the Agreement by UPC and UES, and the consummation of the transactions contemplated thereby, have to the extent required by law been duly authorized by orders of the NHPUC and FERC, such orders are in full force and effect, the applicable appeal periods have expired, and no other consent, exemption, approval or authorization by, or filing with any other governmental authority is required in connection with the execution and delivery of the Agreement.

     (5) To our knowledge, without conducting a search of any dockets, there are no actions, suits, investigations or proceedings to which either of UES or UPC is a party in any United States federal or state court or before any other United States federal or state governmental authority which, if determined adversely to either of UES or UPC, would materially and adversely affect the ability of either of UES or UPC to execute, deliver and perform its obligations under the Agreement, and neither UES nor UPC is, to our knowledge, without investigation, in default with respect to any order, judgment or decree of any United States federal or state court or governmental authority to which either is a party or by which either is bound.


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     (6) To our knowledge, without conducting a search of any dockets, there are no proceedings pending or threatened against or affecting either of UES or UPC before any United States federal or state court or administrative or governmental body which, in the aggregate, if determined adversely to either of UES or UPC, would materially and adversely affect the ability of either of UES or UPC to execute, and deliver and perform the Agreement.


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